Exhibit 10.35

CONFIDENTIAL

Execution Version

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the “Agreement”) is entered into as of August 2, 2024 (the “Effective Date”), by and between TRC 2004, INC., a Delaware corporation having a registered address at 251 Little Falls Drive Wilmington, county of New Castle, Delaware 19808 (“Licensee”) and GENOR BIOPHARMA CO LTD. (嘉和生物药业有限公司, in Chinese), a limited liability company having an address at Room 501-02, Bldg. 6, No. 690 Bibo Road, China (Shanghai) Pilot Free Trade Zone, Shanghai, China (“Licensor”). Licensee and Licensor may be referred to herein individually as a “Party” or collectively as the “Parties”.

RECITALS

WHEREAS, Licensor owns or otherwise controls certain antibody and patents, know-how, and other intellectual property relating to such antibody;

WHEREAS, Licensee is engaged in the business of the development and commercialization of pharmaceutical products; and

WHEREAS, Licensee desires to obtain an exclusive license to develop, manufacture, commercialize and otherwise exploit the Licensed Antibody and Licensed Products in the Licensed Field in the Territory (each as defined below) and Licensor desires to grant to Licensee such license.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensee and Licensor hereby agree as follows:

1. DEFINITIONS

1.1 “[***]” has the meaning set forth in Section 1.2.

1.2 “[***]” means [***].

1.3 “Accounting Standards” means United States Generally Accepted Accounting Principles (GAAP) or International Financial Reporting Standards (IFRS), as consistently applied by Licensee or its Affiliates or Sublicensees, as applicable.

1.4 “Affiliate” means, with respect to a party, any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such party, but for only so long as such control exists. As used in this Section 1.4, “control” means (a) to possess, directly or indirectly, the power to direct the management or policies of a party, whether through ownership of voting securities, by contract relating to voting rights or corporate governance; or (b) direct or indirect beneficial ownership of more than fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital or other equity interest in a party. [***].

1.5 “Applicable Laws” means applicable laws, statutes, ordinances, rules, regulations, guidances and orders of any Governmental Authority having jurisdiction over or related to the subject item.

1

CONFIDENTIAL

1.6 “Applicable Territory” means (a) with respect to Licensee, the Territory and (b) with respect to Licensor, the Retained Territory.

1.7 “[***]” has the meaning set forth in Section 2.8(a).

1.8 “Auditor” has the meaning set forth in Section 7.4.

1.9 [***].

1.10 “Calendar Quarter” means each respective period of three (3) consecutive months ending on March 31, June 30, September 30, and December 31; provided that (a) the first Calendar Quarter of the Term shall begin on the Effective Date and end on the first to occur of March 31, June 30, September 30, and December 31 thereafter; and (b) the final Calendar Quarter of the Term shall end on the last day of the Term.

1.11 “Calendar Year” means each respective period of twelve (12) consecutive months ending on December 31; provided that (a) the first Calendar Year of the Term shall begin on the Effective Date and end on December 31 of the calendar year in which the Effective Date falls, and (b) the final Calendar Year of the Term shall end on the last day of the Term.

1.12 “Change of Control” of a Party means any of the following: (a) the acquisition of such Party by a Third Party by means of one transaction or series of related transactions (including, without limitation, any combination, reorganization, merger or consolidation, but excluding any such transaction effected primarily for the purpose of changing the domicile of such Party), unless the holders of beneficial ownership of such Party immediately prior to such transaction or series of related transactions hold, immediately after such transaction or series of related transactions, directly or indirectly, at least fifty percent (50%) of the voting power of the entity resulting from such transaction; (b) a sale or other transfer of all or substantially all of the assets of such Party to a Third Party by means of one transaction or series of related transactions, or (c) the direct or indirect acquisition by a Third Party of beneficial ownership of fifty percent (50%) or more of the then-outstanding voting securities of such Party, provided that, in any case ((a), (b) or (c)), the sale by a Party of its voting securities in one or series of related transactions for the purposes of raising funds or capital will not constitute a Change of Control hereunder.

1.13 “Claim” has the meaning set forth in Section 10.1.

1.14 “Clinical Study Report” means a report containing the results of a Clinical Trial of a pharmaceutical product that is consistent in content and format with Applicable Laws and with the guidelines of the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (ICH) on Structure and Content of Clinical Study Reports.

1.15 “Clinical Trial” means a clinical study in which a pharmaceutical product is administered to human subjects that is designed to (a) establish that the pharmaceutical product is reasonably safe for continued testing; (b) investigate the safety and efficacy of the pharmaceutical product for its intended use, and to define warnings, precautions and adverse reactions that may be associated with the pharmaceutical product in the dosage range to be prescribed; (c) support Regulatory Approval of the pharmaceutical product or label expansion of the pharmaceutical product; or (d) obtain, support or maintain marketing approval, including any and all post-marketing commitments.

2

CONFIDENTIAL

1.16 “Combination Product” means a Licensed Product that is (a) sold in the form of a combination that contains or comprises a Licensed Antibody together with one or more other therapeutically active pharmaceutical agents or ingredients (whether co-formulated or co-packaged or otherwise sold under one pricing scheme) that is not a Licensed Antibody or (b) sold under one pricing scheme together with any (i) delivery device or component therefor, (ii) companion diagnostic test related to any Licensed Product or (iii) product, process, service, or therapy other than a Licensed Antibody (such additional therapeutically active pharmaceutical agent or ingredient in subclause (a) and each device, component, test, product, process, service and therapy in subclauses (b)(i), (b)(ii) and (b)(iii), an “Other Product”).

1.17 “Commercialization” means the conduct of all activities undertaken before and after Regulatory Approval relating to the promotion, sales, marketing, and distribution (including importing, exporting, transporting, customs clearance, warehousing, invoicing, handling, and delivering products to customers) of products, including sales force efforts, detailing, advertising, market research, market access (including price and reimbursement activities), marketing, sales force training, and sales (including receiving, accepting, and filling product orders). In addition, although not involving promotion or sales, medical affairs, including medical education and information services, scientific, advisory and collaborative activities with opinion leaders and professional societies, including symposia, and medical support, shall be included within the definition of “Commercialization” for purposes of this Agreement. “Commercialize” and “Commercializing” have correlative meanings.

1.18 “Commercially Reasonable Efforts” means, with respect to a Party’s obligations to Develop, seek MAA Approval, manufacture and sell, or Commercialize a Licensed Product under this Agreement, those efforts and resources that a pharmaceutical company of similar size as such Party would use in the development, manufacture, and commercialization of a pharmaceutical product owned by such company, which is at a similar stage of research, development, or commercialization, is in a similar therapeutic and disease area, and is of similar market potential, taking into account (a) such product’s: (i) profile of efficacy and safety; (ii) proprietary position, including patent and regulatory exclusivity; (iii) regulatory status, including likelihood of obtaining and timing of regulatory approval, anticipated or approved labeling and anticipated or approved post-approval requirements; (iv) profitability (including pricing and reimbursement status achieved or likely to be achieved); and (v) present and future market and commercial potential, including competitive market conditions and the expected and actual profitability and return on investment; (b) the expected and actual competitiveness of alternative Third Party products (including generic or biosimilar products) under development or sold in the marketplace; (c) issues regarding the ability to manufacture, have manufactured or obtain adequate supply of product; and (d) all other relevant factors, including technical, legal, scientific, commercial and medical factors. [***].

1.19 “Competing Product” means any antibody that is Directed to both [***] and [***] and [***], or any product comprising or containing such antibody, other than the Licensed Antibody or Licensed Products pursuant to this Agreement. For clarity, an antibody that is Directed to (a) [***], (b) [***], or (c) [***], and any product comprising or containing any such antibody described in the foregoing (a), (b) or (c) shall not be deemed Competing Product under this Agreement.

1.20 “Conditional Approval” means, Regulatory Approval that requires, as a condition of such approval, additional (or a continuation of) clinical trials or clinical studies for a Licensed Product to obtain further safety or efficacy data, including, (i) accelerated Regulatory Approval in accordance with 21 CFR § 314.500 et seq. by the FDA in the United States, (ii) conditional Regulatory Approval in accordance with Commission Regulation (EC) No 507/2006 by the EMA in the EU, or (iii) conditional Regulatory Approval in accordance with PSEHB/PED Notification No. 1020-1 by the PMDA in Japan, or their foreign equivalents.

3.

CONFIDENTIAL

1.21 “Confidential Information” means all Know-How and other proprietary scientific, marketing, financial, or commercial information or data that is generated by or on behalf of a Party or its Affiliates or which one Party or any of its Affiliates has supplied or otherwise made available to the other Party or its Affiliates, whether made available orally, in writing, or in electronic form, including information comprising or relating to concepts, discoveries, inventions, data, designs, or formulae in relation to this Agreement. Confidential Information shall include: (a) the terms and conditions of this Agreement, and (b) confidential information disclosed by the Parties or their Affiliates pursuant to any confidentiality agreement entered into by the Parties or their Affiliates prior to the Effective Date. Notwithstanding the foregoing, all Licensed Know-How shall be deemed the Confidential Information of both Parties.

1.22 “Control” or “Controlled” means, with respect to any Know-How, Patents, Regulatory Filing or other intellectual property rights, the legal authority or right (whether by ownership, license, or otherwise, but without taking into account the license granted pursuant to Section 2.1 or Section 2.2) of a Party or any of its Affiliates to grant access, a license, or a sublicense of, to or under such Know-How, Patents, Regulatory Filing or other intellectual property rights to the other Party, or to otherwise disclose proprietary or trade secret information to such other Party, without breaching the terms of any then-existing agreement with a Third Party. Notwithstanding the foregoing:

(a) in the event a Party undergoes a Change of Control (such Third Party acquiror and its Affiliates immediately prior to such Change of Control, collectively the “Acquiring Entities” and individually an “Acquiring Entity”), then such Party will not be deemed to “Control” any material, Know-How, Patents or intellectual property right that, (i) prior to the effective date of such Change of Control, is owned or in-licensed by any Acquiring Entity that becomes an Affiliate of such acquired Party after the Effective Date as a result of such Change of Control or (ii) is developed by any Acquiring Entity after the effective date of such Change of Control without accessing or practicing the Licensed IP or Confidential Information of either Party (such material, Know-How, Patents and other intellectual property right, collectively, the “CoC IP”) unless (A) prior to the effective date of such Change of Control, such acquired Party or any of its Affiliates also Controlled such CoC IP, or (B) CoC IP owned or in-licensed by the applicable Acquiring Entity was not used in the performance of activities under this Agreement prior to the effective date of such Change of Control, but after the effective date of such Change of Control, such acquired Party or any of its Affiliates uses any such CoC IP in the performance of its obligations or exercise of its rights under this Agreement, in each of which cases ((A) and (B)), such CoC IP will be deemed “Controlled” by such acquired Party for purposes of this Agreement; and

(b) subject to Section 2.7, with respect to any Know-How, Patents or other intellectual property right acquired by a Party or any Affiliate thereof from a Third Party after the Effective Date (by ownership, license or other right), such Party or such Affiliate shall be deemed to “Control” such Know-How, Patents or other intellectual property right only if: (i) such Party or its Affiliate possesses the right to grant such access, disclosure, license, sublicense, or other right thereto to the other Party hereunder (if applicable); (ii) the other Party first agrees in writing to pay all royalties and other consideration that may become due to such Third Party as a result of the other Party’s or any of its Affiliates’ or sublicensees’ use or practice of such Know-How, Patents or other intellectual property right as applicable, under this Agreement (which shall be in addition to the other Party’s obligation to pay all royalties and other consideration payable under this Agreement, if applicable); and (iii) the other Party acknowledges and agrees in writing to comply with any obligations applicable to such other Party in connection with such other Party’s use or practice of such Know-How, Patents or other intellectual property right as applicable.

1.23 “Cover” means, with respect to a particular subject matter at issue and a relevant Patent, that, in the absence of ownership of or a license under such Patent, the manufacture, use, sale, offer for sale, or importation of such subject matter would infringe one or more claims of such Patent (or, in the case of a claim of a pending patent application, would infringe such claim if it were to issue as a claim of an issued patent).

1.24 “Data Breach” has the meaning set forth in Section 9.2(f)(v).

1.25 “Data Protection Laws” means any Applicable Law that relates to the protection of individuals with regards to the Processing of Personal Data to which a Party is subject.

4.

CONFIDENTIAL

1.26 “Development” means all research and development activities for a product (whether alone or for use together, or in combination, with another active agent or pharmaceutical product as a combination product or combination therapy) that are directed to obtaining Regulatory Approval(s) of such product and lifecycle management of such product in any country in the world, including activities directed to improvement, modifications or enhancement of a product, non-clinical, preclinical, and clinical testing and studies of a product; toxicology, pharmacokinetic, and pharmacological studies; statistical analyses; assay development; protocol design and development; the preparation, filing, and prosecution of any MAA for a product; development activities directed to label expansion and/or obtaining Regulatory Approval for one or more additional indications following initial Regulatory Approval; development activities conducted after receipt of Regulatory Approval; and all regulatory affairs related to any of the foregoing. “Develop” and “Developing” have correlative meanings.

1.27 “Directed to” means, with respect to a molecule, compound or other agent and a target, that such compound, molecule or agent binds directly to such target. For clarity, the foregoing shall not include incidental binding activity, and if a molecule, compound or agent has been generated to bind to certain target(s) but such molecule, compound or agent also incidentally binds to other target(s), then such molecule, compound or agent will not be deemed to be Directed to such other target(s) unless and until a Party knowingly develops such molecule, compound or agent to be directed to such other target(s) as its intended mechanism of action.

1.28 “Dispute” has the meaning set forth in Section 13.1.

1.29 “EMA” means the European Medicines Agency, or any successor agency thereto.

1.30 “EU” means the European Union, as such entity is comprised as of the date of applicability hereunder.

1.31 “Exclusivity Period” means, with respect to a Party’s obligation under Section 2.6, the period commencing on the Effective Date and expiring on the earliest to occur of: (a) [***], (b) the [***], or (c) the [***].

1.32 “Executive Officers” means the President of Licensee or such individual’s designee and the CEO of Licensor or such individual’s designee.

1.33 “Exploit” means to research, Develop, make, have made, import, export, use, have used, sell, offer for sale, distribute, promote, market, have sold and otherwise Commercialize, register, obtain Regulatory Approval for, keep (whether for disposal or otherwise), transport or otherwise dispose of. “Exploitation” has a correlative meaning.

1.34 “Export Control Laws” means all applicable laws and regulations in all applicable jurisdictions in which either Party conducts business, which govern exports of controlled commodities, software or technology, embargoes, sanctions and boycotts, including, but not limited to, the Export Administration Regulations, the International Traffic in Arms Regulations, regulations administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, and International Boycott Provisions of Section 999 of the U.S. Internal Revenue Code.

1.35 “FCPA” means the U.S. Foreign Corrupt Practices Act (15 U.S.C. Section 78dd-1, et. seq.), as amended.

1.36 “FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.

5.

CONFIDENTIAL

1.37 “First Commercial Sale” means, on a Licensed Product-by-Licensed Product and country-by-country basis, the first sale by Licensee, its Affiliate or Sublicensee to a Third Party for end use of such Licensed Product in such country after Regulatory Approval has been granted with respect to such Licensed Product in such country. For clarity, sales of any Licensed Product prior to receipt of all Regulatory Approvals for such Licensed Product in a country in the Territory, such as so-called “treatment IND sales,” “named patient sales,” “compassionate use sales” and “off-label sales” or any sales prior to receipt of any Pricing Approval to the extent required for commercialization of such Licensed Product in such country, shall not be construed as a First Commercial Sale for such Licensed Product in such country.

1.38 “Force Majeure” has the meaning set forth in Section 14.8.

1.39 “[***]” has the meaning set forth in Section 2.8(a).

1.40 “Global Clinical Trial” has the meaning set forth in Section 4.3(d)(i).

1.41 “Global Clinical Trial Plan” has the meaning set forth in Section 4.3(d)(ii).

1.42 “Global Development Plan” has the meaning set forth in Section 4.3(b).

1.43 “GLP” means all applicable good laboratory practice standards, as set forth in the then-current good laboratory practice standards promulgated or endorsed by the FDA, as defined in 21 C.F.R. Part 58, and the equivalent Applicable Laws in the relevant country, as applicable, each as may be amended from time to time.

1.44 “Going Concern Event” has the meaning set forth in Section 2.8(a).

1.45 “Governmental Authority” means any national, international, federal, state, provincial, or local government, or political subdivision thereof, or any multinational organization or any authority, agency, or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power, any court or tribunal (or any department, bureau, or division thereof, or any governmental arbitrator or arbitral body).

1.46 “IND” means an investigational new drug application submitted to the FDA or equivalent application (including any clinical trial application) submitted to the applicable Regulatory Authority in a country outside the U.S., which application is required to commence Clinical Trials in the applicable country.

1.47 “Indemnified Party” has the meaning set forth in Section 10.3.

1.48 “Indemnifying Party” has the meaning set forth in Section 10.3.

1.49 “Independent Product” has the meaning set forth in Section 1.113.

1.50 “Indication” means a separate and distinct disease, disorder, illness, or health condition and its associated signs, symptoms, stages, or progression (including precursor conditions), in each case for which a separate MAA is filed or a separate Registrational Study is required to obtain a MAA Approval in a given country. Notwithstanding the foregoing, the following, in each case, shall be treated as distinct Indications: (a) the treatment of a disease, disorder, or condition in a particular patient population and the treatment of the same disease, disorder, or condition in another population (e.g., adult population and pediatric population), (b) different stages of disease or different treatment settings (e.g., adjuvant and metastatic), (c) different lines of therapy for the same disease (e.g., 1st line treatment and 2nd line treatment), (d) for the same disease, different biomarker subsets, different genetic subtypes, different organs or origins, or different histology, and (e) combinations of a Licensed Product with different products to treat the same disease or condition.

1.51 “Initiation” means, with respect to a Clinical Trial, the first dosing of the first (1st) human subject in such Clinical Trial.

6.

CONFIDENTIAL

1.52 “Inventions” means all data, results, discovery, finding, process, improvement, method, composition of matter, article of manufacture, and other inventions, whether or not patentable, discovered, made, conceived, or reduced to practice, in the course of activities performed under this Agreement, together with all intellectual property rights therein.

1.53 “IP Dispute” has the meaning set forth in Section 13.3.

1.54 “Joint IP” has the meaning set forth in Section 8.1(b).

1.55 “Joint Know-How” has the meaning set forth in Section 8.1(b).

1.56 “Joint Patent” has the meaning set forth in Section 8.1(b).

1.57 “Joint Steering Committee” or the “JSC” has the meaning set forth in Section 3.1.

1.58 “Know-How” means (a) any and all know-how or information including trade secrets, Inventions (whether patentable or not, and including data or descriptions contained in unpublished patent applications), methods, knowledge, skill, experience, research and development data and results (including medicinal chemistry data, preclinical data, pharmacological, toxicological and clinical test data and results (including investigator reports (both preliminary and final), statistical analyses, expert opinions and reports, safety and other electronic databases), chemical structure, sequences, processes, formulae, techniques, research data, reports, standard operating procedures and batch records), product specifications, study designs and protocols, assays and biological methodology, analytical and quality control data, analytical methods (including applicable reference standards), full batch documentation, packaging records, release, stability, storage and shelf-life data, and manufacturing process information, results or descriptions, (b) databases, practices, techniques, specifications, formulations, formulae, software and algorithms, (c) if applicable, physical materials, reagents and compositions of matter, including chemical or biological materials, in each case, whether patentable or not, and (d) tangible manifestations of any of the foregoing.

1.59 “Licensee Global Trial Data” has the meaning set forth in Section 4.3(d)(iv).

1.60 “Licensee Indemnitee” has the meaning set forth in Section 10.2.

1.61 “Licensee IP” means Licensee Patents and Licensee Know-How.

1.62 “Licensee Know-How” means all Know-How, including Licensee’s interest in Joint Know-How, that (a) is Controlled by Licensee or any of its Affiliates after the Effective Date during the Term (other than through the licenses granted by Licensor under Section 2.1), (b) is developed, discovered, made, conceived, or reduced to practice in the course of Developing, manufacturing or Commercializing any Licensed Antibody or Licensed Product under this Agreement, or actually embodied in the Licensed Antibody or Licensed Product by Licensee or any of its Affiliates, and (c) is necessary or reasonably useful for the Development, manufacture, use, Commercialization or other Exploitation of any Licensed Antibody or Licensed Product in the Licensed Field in the Retained Territory (or Terminated Countries, as applicable), in each case excluding any Know-How to the extent solely relating to (i) any other component that is proprietary to Licensee or any of its Affiliates (such as proprietary antibody or fragments or variants, or any linker or payload) incorporated in any Licensed Antibody or Licensed Product by or on behalf of Licensee or any of its Affiliates, or (ii) any Other Product.

1.63 “Licensee Patents” means all Patents, including Licensee’s interest in Joint Patents, that (a) is Controlled by Licensee or any of its Affiliates after the Effective Date during the Term (other than through the licenses granted by Licensor under Section 2.1), and (b) (i) Cover any Licensee Know-How, Licensed Antibody, or Licensed Product in each case in the form Developed or Commercialized by Licensee or any of its Affiliates, or (ii) are necessary (or, with respect to Patent applications, would be necessary if such Patent applications were to issue as Patents) for, the Development, manufacture, use,

7.

CONFIDENTIAL

Commercialization or other Exploitation of any Licensed Antibody or Licensed Product in the Licensed Field in the Retained Territory (or Terminated Countries, as applicable), in each case excluding any Patents to the extent solely Covering (x) any other component that is proprietary to Licensee or any of its Affiliates (such as proprietary antibody or fragments or variants, or any linker or payload) incorporated in any Licensed Antibody or Licensed Product by or on behalf of Licensee or any of its Affiliates, or (y) any Other Product.

1.64 “Licensee Reversion Technology” means on a Terminated Product-by-Terminated Product basis, all Licensee IP existing as of the date of such termination and actually embodied in such Terminated Product existing as of the date of termination then under Development by Licensee or approved by the applicable Regulatory Authority and in the Terminated Country(ies) by or on behalf of Licensee or any of its Affiliates under this Agreement, provided that Licensee Reversion Technology shall not include any Licensee IP that is generally applicable to Licensee’s other products (including manufacturing, formulation or delivery technology) unless Licensee otherwise agrees in its sole discretion.

1.65 “Licensed Antibody” means (a) GB261, a bispecific antibody that is Directed to CD20 and CD3, as further described in Schedule 1.65; and (b) [***], which shall be [***].

1.66 “Licensed Field” means the diagnosis, treatment, or prevention of disease in humans and animals.

1.67 “Licensed IP” means Licensed Patents and Licensed Know-How.

1.68 “Licensed Know-How” means all Know-How, including Licensor’s interest in Joint Know-How, that is Controlled by Licensor or any of its Affiliates as of the Effective Date or during the Term that is necessary or reasonably useful for the Development, manufacture, use, Commercialization or other Exploitation of any Licensed Antibody or Licensed Product in the Licensed Field in the Territory, in each case excluding any Know-How to the extent solely relating to (i) any other component that is proprietary to Licensor or any of its Affiliates (such as proprietary antibody or fragments or variants that is not a Licensed Antibody, or any linker or payload), or (ii) any Other Product.

1.69 “Licensed Patents” means all Patents, including Licensor’s interest in Joint Patents, that are Controlled by Licensor or any of its Affiliates as of the Effective Date or during the Term that (a) Cover any Licensed Know-How, Licensed Antibody, or Licensed Product, or (b) are necessary or reasonably useful (or, with respect to Patent applications, would be necessary or useful if such Patent applications were to issue as Patents) for the Development, manufacture, use, Commercialization or other Exploitation of any Licensed Antibody or Licensed Product in the Licensed Field in the Territory, in each case excluding any Patents to the extent solely Covering (x) any other component that is proprietary to Licensor or any of its Affiliates (such as proprietary antibody or fragments or variants that is not a Licensed Antibody, or any linker or payload), or (y) any Other Product. The Licensed Patents as of the Effective Date are listed in Schedule 1.69.

1.70 “Licensed Product” means any product that contains, comprises, or incorporates a Licensed Antibody as an active agent, whether alone or in combination with other active agent or ingredients (provided that such other active agent or ingredient is not proprietary to Licensor), in any form, presentation, dosage, formulation or delivery mode, and for any mode of administration.

1.71 “Licensor China IP” means all Patents and Know-How that are Controlled by Licensor or any of its Affiliates as of the Effective Date or during the Term that is necessary or reasonably useful (or, with respect to Patent applications, would be necessary or reasonably useful if such Patent applications were to issue as Patents) for the Development, manufacture, use, Commercialization or other Exploitation of any Licensed Antibody or Licensed Product in the Licensed Field in the Retained Territory.

8.

CONFIDENTIAL

1.72 “Licensor Indemnitee” has the meaning set forth in Section 10.1.

1.73 “Losses” has the meaning set forth in Section 10.1.

1.74 “MAA” means a marketing authorization application or equivalent application (including a Biologics License Application as described in 21 C.F.R. § 601.2), and all amendments and supplements thereto, filed with the applicable Regulatory Authority in the Territory. [***].

1.75 “MAA Approval” means approval of an MAA by the applicable Regulatory Authority for marketing and sale of a Licensed Product in the Territory. [***].

1.76 “Major Market Country” means Canada, United Kingdom, France, Germany, Spain, and Italy, individually or collectively, as the context requires.

1.77 “Master Cell Bank” or “MCB” means the reference deposit or collection of vials of the cell line for manufacturing Licensed Antibody, which has been prepared from the selected single cell clone under GMP conditions, and from which all subsequent lots of Working Cell Banks are derived.

1.78 “Net Sales” means, with respect to a Licensed Product, the net sales recorded by or on behalf of Licensee (or any successor or assignee of Licensee) and any of its Affiliates or Sublicensees (each, a “Selling Party”), of such Licensed Product sold to Third Parties other than Sublicensees, as determined in accordance with the Accounting Standards consistently applied by the applicable Selling Party, less following deductions actually incurred and borne by the Selling Party and not recovered by or refunded to the Selling Party:

(a) [***];

(b) [***];

(c) [***];

(d) [***];

(e) [***]; and

(f) [***].

[***].

9.

CONFIDENTIAL

[***].

1.79 “Other Product” has the meaning set forth in Section 1.16.

1.80 “Overall Acquisition by MNC” has the meaning set forth in Section 2.8(b).

1.81 “Parent” means [***], a company incorporated under the laws of [***] having its operational offices at [***], or any successor entity thereto that owns [***] of the equity interest in Licensor.

1.82 “Patents” means (a) all patents, certificates of invention, applications for certificates of invention, priority patent filings, and patent applications, and (b) any renewals, divisions, continuations (in whole or in part), or requests for continued examination of any of such patents, certificates of invention and patent applications, and any all patents or certificates of invention issuing thereon, and any and all reissues, reexaminations, extensions, supplementary protection certificates, divisions, renewals, substitutions, confirmations, registrations, revalidations, revisions, and additions of or to any of the foregoing, and all foreign counterparts of any of the foregoing.

1.83 “Personal Data” means any information that constitutes “personal information” or “personal data” under one or more Data Protection Laws or is otherwise governed, regulated, or protected by one or more Data Protection Laws.

1.84 “Phase 1 Clinical Trial” means a Clinical Trial of a product in healthy volunteers or patients to estimate the initial safety and tolerability of such product and to determine the metabolism and the pharmacokinetic and pharmacodynamic actions of such product, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness and on such product’s activity, or any human clinical trial of such product that would satisfy the requirements of 21CFR § 312.21(a) or corresponding foreign regulations. For clarity, a Clinical Trial that satisfies the requirements under 21 C.F.R. § 312.21(a) and is also designed to gain evidence of effectiveness (i.e. a phase 1b Clinical Trial) shall be a Phase 1 Clinical Trial.

1.85 “Phase 2 Clinical Trial” means a Clinical Trial of a product conducted to evaluate the effectiveness and to explore the therapeutic efficacy of a product for a particular indication or indications in patients with the disease or condition under study and to determine the common short-term side effects and risks associated with such product and to determine the dose and regimen for Phase 3 Clinical Trials, or any human clinical trial of such product that would satisfy the requirements of 21CFR § 312.21(b) or corresponding foreign regulations.

10.

CONFIDENTIAL

1.86 “Phase 3 Clinical Trial” means a Clinical Trial of a product that is performed after preliminary evidence suggesting effectiveness of a product has been obtained, and is intended to demonstrate or confirm the therapeutic benefit of such product and to gather the additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of such product and to provide an adequate basis for marketing approval and for such product’s labeling and summary of such product characteristics, or any human clinical trial of such product that would satisfy the requirements of 21CFR § 312.21(c) or corresponding foreign regulations.

1.87 “Pricing Approval” means any governmental approval, agreement, determination, or decision establishing prices for a Licensed Product that can be charged or reimbursed in regulatory jurisdictions where the applicable Regulatory Authorities approve or determine the price or reimbursement of pharmaceutical products.

1.88 “Processing” has the meaning given to such term in the Data Protection Laws, and “Process” and “Processed” shall be construed accordingly.

1.89 “Product Infringement” has the meaning set forth in Section 8.3(a).

1.90 “Public Official or Entity” means (a) any officer, employee (including physicians, hospital administrators, or other healthcare professionals), agent, representative, department, agency, de facto official, representative, corporate entity, instrumentality or subdivision of any government, military, or international organization, including any ministry or department of health or any state-owned or affiliated company or hospital, or (b) any candidate for political office, any political party, or any official of a political party.

1.91 “Recall” has the meaning set forth in Section 4.9.

1.92 “Registrational Study” means, a Clinical Trial of a product on sufficient numbers of patients that is designed to establish that such product is safe and efficacious for its intended use, and to define warnings, precautions and adverse reactions that are associated with such product in the dosage range to be prescribed, and is designed to support Regulatory Approval of such product or label expansion of such product, including a Phase 3 Clinical Trial.

1.93 “Regulatory Approval” means, with respect to a Licensed Product, any and all approvals (including MAA Approval), licenses, registrations, permits, notifications, and authorizations (or waivers) required by Applicable Law to distribute, sell, and market such Licensed Product in a country or region. For purposes of clarity, (a) “Regulatory Approval” in the United States include approval of an NDA, sNDA, BLA or sBLA; and (b) “Regulatory Approval” in the European Union include marketing authorization for such Licensed Product granted either by a Regulatory Authority in any country in the European Union, or by the European Medicines Agency pursuant to Council Directive 2001/83/EC, as amended, or Council Regulation 2309/93/EEC, as amended. [***].

1.94 “Regulatory Authority” means any Governmental Authority that has responsibility in its applicable jurisdiction over the testing, development, manufacture, use, storage, import, transport, promotion, marketing, distribution, offer for sale, sale, or other commercialization of pharmaceutical products in a given jurisdiction, including the FDA and EMA, or any successor agency of the foregoing having regulatory jurisdiction over the manufacture, distribution, and sale of pharmaceutical products in the Territory, and any Governmental Authority whose review or approval of pricing or reimbursement of such product is required.

11.

CONFIDENTIAL

1.95 “Regulatory Exclusivity” means, with respect to a Licensed Product in any country or jurisdiction in the Territory, exclusivity (other than Patent protection or patent-related exclusivity) granted or afforded by Applicable Law or by a Regulatory Authority in the applicable country or jurisdiction that confers exclusive marketing rights or data exclusivity right with respect to such Licensed Product in such country or jurisdiction and prevents another Third Party from marketing or selling such Licensed Product without the prior written consent of the MAA holder, including without limitation orphan drug exclusivity, new chemical entity exclusivity, data exclusivity, pediatric exclusivity, rights conferred in the U.S. under the Hatch-Waxman Act or the FDA Modernization Act of 1997, in EU member states under national implementations of Article 10 of Directive 2001/83/EC, and rights similar thereto in other country or jurisdiction.

1.96 “Regulatory Filing” means all applications, filings, submissions, approvals, licenses, registrations, permits, notifications, and authorizations (or waivers) with respect to the testing, Development, manufacture, or Commercialization of any Licensed Product made to or received from any Regulatory Authority in a given country, including any INDs and MAAs.

1.97 “Retained Territory” means mainland China, Hong Kong, Macau and Taiwan.

1.98 “Retained Territory Transaction” has the meaning set forth in Section 2.4.

1.99 “Right of Reference” has the meaning set forth in Section 4.6(c).

1.100 “ROFN” has the meaning set forth in Section 2.4.

1.101 “ROFN Exercise Period” has the meaning set forth in Section 2.4.

1.102 “ROFN Expiry Date” has the meaning set forth in Section 2.4.

1.103 “ROFN Negotiation Period” has the meaning set forth in Section 2.4.

1.104 “Royalty Term” has the meaning set forth in Section 6.4(b).

1.105 “Rules” has the meaning set forth in Section 13.4.

1.106 “Safety Data” means data related solely to any adverse or serious adverse drug experiences, adverse or serious adverse medical device experiences, and medical device malfunctions, as such information is reportable to Regulatory Authorities. Safety Data also includes “adverse events”, “adverse drug reactions”, and “unexpected adverse drug reactions” as defined in the ICH Harmonised Tripartite Guideline for Clinical Safety Data Management: Definitions and Standards for Expedited Reporting.

1.107 “Safety Data Exchange Agreement” has the meaning set forth in Section 4.7.

1.108 “SEC” means the U.S. Securities and Exchange Commission, or any successor entity or its foreign equivalent in the Territory, as applicable.

1.109 “SIAC” has the meaning set forth in Section 13.4.

1.110 “Strategic Reason” has the meaning set forth in Section 8.2(b).

1.111 “Sublicense” means any agreement however captioned and regardless of how the conveyances are referred to therein, in which Licensee or its Affiliate grants or otherwise conveys any of the rights licensed under Section 2.1 to a Third Party, excluding licenses granted to contract research organizations, contract manufacturing organizations, and similar service providers, wholesalers, full-service distributors that do not promote the sale of the Licensed Product, and similar physical distributors.

12.

CONFIDENTIAL

1.112 “Sublicensee” means a Third Party to whom Licensee or its Affiliate grants a Sublicense to Develop, use, import, promote, offer for sale, sell, have sold, or otherwise Commercialize any Licensed Product in the Licensed Field in the Territory, beyond the mere right to purchase Licensed Products from Licensee and its Affiliates, and excluding contract research organizations, contract manufacturing organizations, and similar service providers, wholesalers, full-service distributors that do not promote the sale of the Licensed Product, and similar physical distributors. In no event shall Licensor or any of its Affiliates be deemed a Sublicensee.

1.113 “Sublicense Income” means any income received by Licensee or any of its Affiliates or its or their shareholders in consideration for the grant of Licensee’s or its Affiliates’ right with respect to Development, use, manufacturing, Commercialization and other Exploitation of the Licensed Antibody and Licensed Products, whether in the form of license issue fees, upfront payments, milestone payments, equity, option fee, maintenance fee, and other payments or consideration; provided that, if Licensee or its Affiliate receives a milestone payment from a Sublicensee for achievement of a milestone event for which Licensee is obligated to pay a milestone payment to Licensor under Section 6.2 or Section 6.3, then only the amount by which the milestone payment received by Licensee or its Affiliate exceeds the milestone payment payable to Licensor with respect to such milestone event will be treated as Sublicense Income. Notwithstanding the foregoing, Sublicense Income specifically excludes: [***].

1.114 “Term” has the meaning set forth in Section 12.1.

1.115 “Terminated Country” has the meaning set forth in Section 12.4(a).

1.116 “Terminated Product” has the meaning set forth in Section 12.4(a).

1.117 “Territory” means worldwide excluding the Retained Territory.

1.118 “Third Party” means any entity other than Licensee or Licensor or an Affiliate of either of them.

13.

CONFIDENTIAL

1.119 “Third Party Infringement Claim” has the meaning set forth in Section 8.4.

1.120 “Third Party IP” has the meaning set forth in Section 2.7(a).

1.121 “Third Party Provider” has the meaning set forth in Section 2.4.

1.122 “U.S.” means the United States of America, including its territories and possessions.

1.123 “Upstream Agreement” means any agreement between Licensor or any of its Affiliates and a Third Party pursuant which Licensor or such Affiliate, as applicable, obtains Control of any Patents or Know-How from such Third Party that constitutes Licensed IP. All Upstream Agreements existing as of the Effective Date are set forth in Schedule 1.123.

1.124 “Valid Claim” means (a) a claim in an issued patent that has not: (i) expired or been canceled; (ii) been declared invalid by an unreversed and unappealable (or unappealed) decision of a court or other appropriate body of competent jurisdiction; (iii) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; or (iv) been abandoned; or (b) a claim under a pending application for a patent that was filed and is being prosecuted in good faith and that has not been pending for more than [***] (from the date of its earliest priority date), canceled, withdrawn from consideration, finally determined to be unallowable by the applicable governmental authority or court for whatever reason (and from which no appeal is or can be taken), or abandoned. If a claim of a patent application that ceased to be a Valid Claim under the foregoing subclause (b) because of the passage of time later issues as a part of a patent within the foregoing subclause (a), then it shall again be considered a Valid Claim effective as of the issuance of such patent.

1.125 “VAT” has the meaning set forth in Section 7.3(c).

1.126 “Working Cell Bank” or “WCB” means a vialed collection of serially sub-cultivated cells expressing the Licensed Antibody that is derived from the Master Cell Bank under GMP conditions, and used to establish seed cultures for the manufacturing of drug substance.

2. LICENSE GRANT

2.1 License Granted to Licensee. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, on behalf of itself and its Affiliates, (a) an exclusive (even as to Licensor and its Affiliates) license, with the right to grant sublicenses through multiple tiers (subject to Section 2.3), under the Licensed IP to Develop, use, manufacture, Commercialize and otherwise Exploit the Licensed Antibody and Licensed Products in the Licensed Field in the Territory, and (b) a non-exclusive license, with the right to grant sublicenses through multiple tiers (subject to Section 2.3), under the Licensor China IP to perform non-clinical Development, perform clinical Development (solely to the extent permitted under Section 4.3(d) for performance of Global Clinical Trial in the Retained Territory if the Licensor elects not to participate in such proposed Global Clinical Trial), manufacture and have manufactured the Licensed Antibody and Licensed Products in the Licensed Field in the Retained Territory, solely for the purposes set forth in the foregoing subclause (a).

2.2 License Granted to Licensor. Subject to the terms and conditions of this Agreement, Licensee hereby grants to Licensor an exclusive (even as to Licensee and its Affiliates), fully-paid, royalty-free, transferable, and perpetual license (subject to Sections 12.4(a) and 12.4(e)), with the right to grant sublicenses through multiple tiers (subject to Section 2.4), under the Licensee IP to Develop, use, manufacture, Commercialize and otherwise Exploit the Licensed Antibody and Licensed Products in the Licensed Field in the Retained Territory.

14.

CONFIDENTIAL

2.3 Licensee Reserved Rights; Sublicensing by Licensee. Subject to Section 2.5, Licensee hereby reserves the right to practice, and to grant licenses under, the Licensee IP outside of the scope of the license granted in Section 2.2. For clarity, (a) Licensee retains the exclusive right under the Licensee IP to Develop, use, manufacture, Commercialize and otherwise Exploit the Licensed Antibody and Licensed Products in the Licensed Field in the Territory and (b) notwithstanding the license granted in Section 2.2, Licensee retains the right under the Licensee IP to perform its obligations or exercise its rights under this Agreement, including to perform non-clinical Development, perform clinical Development (solely to the extent permitted under Section 4.3(d) for performance of Global Clinical Trial in the Retained Territory if the Licensor elects not to participate in such proposed Global Clinical Trial), manufacture and have manufactured the Licensed Antibody and Licensed Products in the Licensed Field in the Retained Territory for the purposes of Exploiting the Licensed Antibody and Licensed Products in the Licensed Field in the Territory. Licensee shall have the right to grant sublicenses under the license granted to it pursuant to Section 2.1 without the consent of Licensor. Licensee shall grant any such sublicense on terms that are consistent with the terms of this Agreement, to the extent applicable based on the scope and purpose of such sublicense, and Licensee shall remain primarily liable to Licensor for the performance by the Affiliate receiving such sublicense or Sublicensee of Licensee’s obligations under this Agreement that are applicable to such Affiliate or Sublicensee. Licensee shall provide a true and complete copy of each sublicense agreement within [***] after the grant of a Sublicense, provided that Licensee shall have the right to redact from such copy any confidential or commercially sensitive terms to the extent not pertinent to Licensee’s rights or obligations under this Agreement or verification of compliance with the requirements of this Agreement. Licensee shall not grant sublicense to any sublicensee that has been debarred or disqualified by a Regulatory Authority.

2.4 Licensor Reserved Rights; Sublicensing by Licensor. Subject to Section 2.5, Licensor hereby reserves the right to practice, and to grant licenses under, the Licensed IP outside of the scope of the license granted in Section 2.1. For clarity, notwithstanding the license granted in Section 2.1, Licensor retains the right under the Licensed IP to perform its obligations or exercise its rights under this Agreement. During the Term, if Licensor intends to commence bona fide negotiations with one or more Third Parties to grant any license, covenant not to sue or similar right (including any option therefor), directly or indirectly, to such Third Party under the Licensed IP, Licensor China IP or Licensee IP to Develop, use, manufacture, Commercialize or otherwise Exploit the Licensed Antibody or any Licensed Product in the Licensed Field in the Retained Territory (such transaction, a “Retained Territory Transaction”), then Licensor shall notify Licensee of such intention in writing prior to engaging in or commencing discussions or negotiations with any Third Party regarding such Retained Territory Transaction (each, a “ROFN”). Licensor hereby grants to Licensee a ROFN with respect to any Retained Territory Transaction. [***].

2.5 No Implied Licenses. Except as set forth in this Agreement, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, under or to any Patents, Know-How, or other intellectual property owned or controlled by the other Party.

15.

CONFIDENTIAL

2.6 Exclusivity.

(a) Subject to Section 2.6(b) below, during the Exclusivity Period, neither Party nor any of its Affiliates shall, [***].

(b) Notwithstanding the foregoing, if either Party acquires the business or asset of a Third Party after the Effective Date through merger, acquisition, consolidation or other similar transaction (other than Change of Control of such Party), and as of the closing date of such transaction, the new Affiliate of such Party that survives such transaction is engaged in the conduct of a Competing Program or such acquired assets comprise a Competing Program, then such new Affiliate or Party shall have [***] from the closing date of such transaction to terminate or divest such Competing Program, and such new Affiliate’s or Party’s conduct of such Competing Program during such [***] period shall not constitute a breach of such Party’s exclusivity obligations set forth in Section 2.6(a) if during such [***], such new Affiliate and Party maintains and enforces internal processes, policies, procedures, and systems to segregate such Competing Program from the Development, manufacture, Commercialization or other Exploitation of Licensed Antibody or Licensed Products under this Agreement, including ensuring that (i) such new Affiliate does not obtain any rights or access to any Confidential Information related to the Licensed Antibody or Licensed Products, (ii) such new Affiliate does not use or practice, directly or indirectly, any Patents, Know-How, or Confidential Information of such Party or its pre-existing Affiliates (including any Patents, Know-How, or Confidential Information licensed or acquired from the other Party under this Agreement) in such Competing Program, and (iii) no personnel of such Party or its pre-existing Affiliates at any time prior to or after such transaction will conduct any activities under such Competing Program (other than with respect to its termination or divestiture).

2.7 Third Party Licenses.

(a) Notice. A Party shall promptly notify the other Party if it becomes aware of any Third Party Know-How or Patents that are necessary or reasonably useful to Develop, make, have made, use, sell, offer for sale, import, Commercialize or otherwise Exploit any Licensed Antibody or Licensed Product in or outside of the Territory (the “Third Party IP”). As between the Parties, (i) Licensee shall have the first right to negotiate and obtain a license from such Third Party under such Third Party IP to the extent such Third Party IP relates to the Territory (including global rights that includes both the Territory and the Retained Territory), and (ii) Licensor shall have the first right to negotiate and obtain a license from such Third Party under such Third Party IP to the extent such Third Party IP relates solely to the Retained Territory.

(b) Licensor Restriction. Except with the prior written consent of Licensee, Licensor shall not obtain a license under Third Party IP that is necessary to Develop, make, have made, use, sell, offer for sale, import, or otherwise Commercialize any Licensed Antibody or Licensed Products in the Territory, provided that if the Licensee does not or fails to negotiate and obtain a license under the Third Party IP necessary for performance of this Agreement by the Licensee within a reasonable period of time, then upon written notice to Licensee, Licensor shall be entitled to obtain a license under such Third Party IP solely with respect to the Retained Territory.

16.

CONFIDENTIAL

2.8 Option Right.

(a) Licensor hereby grants to Licensee the option to require Licensor to [***] to [***] and to obtain a [***] from [***] as set forth in the remainder of this Section 2.8(a). If (i) [***], or (ii) [***] [***] (each, ((i) and (ii)) a “Going Concern Event”), for so long as such Going Concern Event exists, then, effective upon Licensor’s receipt of a written notice from Licensee exercising its option, (x) [***] to [***] and [***], (y) [***], and (iii) [***]. Upon the occurrence of any Going Concern Event, Licensor shall provide immediate written notice to Licensee (and in any event no later than [***] after the occurrence of such Going Concern Event).

(b) Licensor hereby grants to Licensee the option to [***] as set forth in the remainder of this Section 2.8(b). In the event of (a) [***] and (b) [***], upon [***], Licensor shall, [***]. In the event of [***].

(c) [***].

2.9 No Assignment of Licensed IP. During the Term of this Agreement, without prior written consent of the Licensee, Licensor shall not assign to any Affiliate or Third Party any Licensed IP owned by the Licensor.

3. GOVERNANCE

3.1 Joint Steering Committee. Within [***] after the Effective Date, the Parties shall establish a Joint Steering Committee (the “Joint Steering Committee” or the “JSC”), composed of [***] from each Party, to oversee the Development of the Licensed Antibody and Licensed Products by or on behalf of the Parties under this Agreement. The JSC in particular shall:

(a) provide a forum for the discussion of the Parties’ activities under this Agreement;

(b) facilitate the initial transfer and disclosure of Licensed Know-How, Licensed Antibody, and materials to Licensee pursuant to Section 4.2(a);

17.

CONFIDENTIAL

(c) facilitate the transfer and disclosure of additional Licensed Know-How and Licensee Know-How pursuant to Section 4.2(b);

(d) review and discuss the initial Global Development Plan, and amendments to the Global Development Plan;

(e) discuss objectives and review progress provided by the Parties regarding Development of the Licensed Antibody and Licensed Products in the Territory and the Retained Territory;

(f) recommend the inclusion of any Clinical Trial conducted in the Applicable Territory under the Global Development Plan and recommend the protocol therefor;

(g) discuss material preclinical Development activities and Clinical Trials to be conducted by a Party in the Applicable Territory;

(h) discuss and approve any Global Clinical Trial Plan and amendments to the foregoing;

(i) coordinate regulatory strategy, and discuss regulatory actions and pharmacovigilance and safety matters for the Licensed Products in the Territory and the Retained Territory; and

(j) perform such other functions as appropriate to further the Development of the Licensed Antibody and Licensed Products, as set forth herein or as the Parties may agree upon in writing.

3.2 JSC Membership and Meetings.

(a) JSC Members. Each JSC representative shall be an officer or employee of the applicable Party having sufficient seniority within such Party to make decisions arising within the scope of the JSC’s responsibilities. Each Party may replace its representatives on the JSC on written notice to the other Party. Licensee shall appoint the chairperson of the JSC. The chairperson shall prepare and circulate agendas to JSC members at least [***] before each JSC meeting and shall direct the preparation of reasonably detailed minutes for each JSC meeting, which shall be circulated to JSC members within [***] after such meeting.

(b) Meetings. The JSC shall hold meetings at such times as it elects to do so, but in no event less frequently than [***] per Calendar Year until the discontinuation of the JSC pursuant to Section 3.4. Meetings may be by telephone or video conference or in person. In-person meetings shall be held at locations alternately selected by the Parties. Each Party shall be responsible for its own expenses of participating in any JSC meeting. No action taken at any JSC meeting shall be effective unless at least one representative of each Party is participating in such JSC meeting.

(c) Non-Member Attendance. Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend the JSC meetings; provided that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Party shall provide reasonable prior written notice to the other Party and obtain the other Party’s approval for such Third Party to attend such meeting, which approval shall not be unreasonably withheld or delayed. Such Party shall ensure that such Third Party is bound by written confidentiality and non-use obligations consistent with the terms of this Agreement.

3.3 Decision-Making; Limitations on Authority. Except for the Global Clinical Trial Plan (including any amendments thereof) and matters relating to the Global Clinical Trial, for which the JSC has decision-making authority, for all other matters, the JSC shall be an advisory committee and a forum for discussion and information exchange between the Parties only, and shall not be a decision-making body. All decisions of the JSC shall be made by unanimous vote, with each Party’s representatives

18.

CONFIDENTIAL

collectively having one vote. If after reasonable discussion and good faith consideration of each Party’s view on a particular matter before the JSC, the JSC cannot reach a decision as to such matter within [***] after such matter was brought to the JSC for resolution, such matter shall be referred to the Executive Officers for resolution. The Executive Officers shall promptly meet and use good faith efforts to resolve such matter. If the Executive Officers cannot resolve such matter within [***] after such matter has been referred to them, then [***] shall have the final decision-making authority. [***]. For clarity, with respect to [***]:

(a) Licensor shall have the sole decision-making authority with respect to all matters related to [***];

(b) Licensee shall have the sole decision-making authority with respect to all matters related to [***].

Notwithstanding the foregoing, neither Party nor the JSC shall use its decision-making authority (i) to impose any requirement on the other Party to undertake obligations beyond those for which it is responsible or to forgo any of its rights under this Agreement, (ii) in a manner inconsistent with the terms and conditions of this Agreement or (iii) to require the other Party to violate any Applicable Law, ethical requirement or any agreement it may have with any Third Party. For clarity, the JSC will not have the power to amend this Agreement or waive any provision of this Agreement, and no JSC action may be in contravention of any terms and conditions of this Agreement.

3.4 Discontinuation of the JSC. The activities of the JSC shall solely relate to governance under this Agreement and are not intended to be or involve the delivery of services. The JSC shall continue to exist until the first to occur of: (a) [***] or (b) [***]. Upon the first to occur of the foregoing subclause (a) or subclause (b), the JSC shall automatically dissolve and, thereafter, each Party shall designate, to the extent necessary, a contact person for the exchange of information under this Agreement.

4. DEVELOPMENT; TECHNOLOGY TRANSFER; REGULATORY

4.1 General. Subject to the terms and conditions of this Agreement, including Section 4.4, Licensee shall have the sole and exclusive right and responsibility, at its own expense and discretion, for the Development of the Licensed Antibody and Licensed Products in the Territory, including preclinical development, regulatory dossier development, Clinical Trial development and execution, and submission of Regulatory Filings, and manufacturing in support thereof.

4.2 Technology Transfer.

(a) Initial Technology Transfer. Within [***] following the Effective Date, (i) Licensor shall transfer to Licensee, [***]: complete and accurate copies, in electronic form where possible, of all Licensed Know-How in existence as of the Effective Date, including all relevant Regulatory Filings relating to the Licensed Antibody or any Licensed Products, the underlying source documents (including preclinical and clinical data (including the Clinical Study Reports for all Clinical Trials conducted by or on behalf of Licensor and the master clinical dataset and clinical

19.

CONFIDENTIAL

databases), regulatory data and communications, CMC data) and other information or documentation necessary for the preparation of Regulatory Filings for the Licensed Antibody and Licensed Products in the Territory, and (ii) such quantities of the drug substance and drug product of Licensed Antibody, and other biological and chemical materials described in Schedule 4.2(a) shall be available for delivery at Licensor’s designated facility, in each case ((i) and (ii)), as described in Schedule 4.2(a). Licensor shall provide in the English language all documents set forth in Schedule 4.2(a). Licensor shall reasonably cooperate with Licensee to provide a smooth and prompt transfer of all such Licensed Know-How, Licensed Antibody and other materials. Licensee shall be responsible for the transfer of the material from Licensor’s designated facility to the Licensee’s designated facility [***], provided that, in the even it is agreed between the Parties that Licensor will assist with such transfer, [***]. In connection with such transfer, Licensor shall reasonably assist Licensee and its designee(s) in the use and understanding of such Licensed Know-How and shall provide reasonable technical assistance and make its technical personnel reasonably available to Licensee. [***] of providing such translation and technical assistance. In addition, promptly following the Effective Date, Licensor shall reasonably assist Licensee in entering into agreements with any Third Party Provider existing as of the Effective Date, including any three-way agreement, in each case as necessary to effect the transfer of Licensed Know-How, Licensed Antibody and other materials under this Section 4.2(a).

(b) Ongoing Technology Transfer. Following the initial technology transfer during the Term, if Licensor develops or otherwise gains Control of any Licensed Know-How, Licensor will periodically (no less than [***] each Calendar Quarter) provide a summary of such Licensed Know-How to Licensee (through the JSC or otherwise) and, at Licensee’s request, Licensor will transfer or otherwise make available to Licensee all such Licensed Know-How reasonably requested by Licensee [***]. During the Term, and subject to the terms and conditions of this Agreement, Licensee will periodically provide a summary of Licensee Know-How developed by Licensee to Licensor (through the JSC or otherwise) included within the license granted by Licensee to Licensor hereunder and, at Licensor’s request, Licensee will transfer or otherwise make available to Licensor all such Licensee Know-How reasonably requested by Licensor [***]. Each Party shall also provide the other Party with reasonable technical and regulatory assistance to help such other Party understand and use such additional Licensed Know-How or Licensee Know-How, as applicable, in connection with the Development, manufacture, Commercialization and other Exploitation of the Licensed Antibody and Licensed Products in such other Party’s Applicable Territory, including reasonable access to such’s personnel involved in the Development of the Licensed Antibody and Licensed Products. [***] to provide such additional technical assistance.

4.3 Development of Licensed Antibody and Licensed Products.

(a) General. As between the Parties, Licensee (either itself or through its Affiliates and Sublicensees) shall have the sole right and responsibility for the Development of the Licensed Antibody and Licensed Products in the Licensed Field in the Territory, including the conduct of all pre-clinical studies and all Clinical Trials of the Licensed Antibody and Licensed Products in the Territory, [***]. Licensee shall, [***], have the sole control, discretion and decision-making authority over the Development of the Licensed Antibody and Licensed Products in the Licensed Field in the Territory. Licensor (either itself or through its Affiliates) shall have the sole responsibility for the Development of the Licensed Antibody and Licensed Products in the Licensed Field in the Retained Territory, including the conduct of all pre-clinical studies and all Clinical Trials of the Licensed Antibody and Licensed Products in the Retained Territory, [***].

20.

CONFIDENTIAL

(b) Global Development Plan. All Development activities of the Licensed Antibody and Licensed Products under this Agreement (whether by or on behalf of Licensee in the Territory and by or on behalf of Licensor in the Retained Territory) shall be conducted pursuant to a high-level written Development plan that sets forth the anticipated timeline and summary of all clinical and regulatory activities that a Party expects to conduct in its Applicable Territory (the “Global Development Plan”). Within [***] following the Effective Date, Licensee shall prepare an initial Global Development Plan and shall promptly provide a copy of such initial Global Development Plan to the JSC for review and discussion. From time to time, either Party may propose updates or amendments to the Global Development Plan in consultation with the other Party and shall promptly submit such proposed updated or amended plan to the JSC for review and approval. If the terms of the Global Development Plan contradict or create inconsistencies or ambiguities with the terms of this Agreement, then the terms of this Agreement shall govern.

(c) Development by a Party. Licensor shall conduct all Development activities for the Licensed Antibody and Licensed Products solely in accordance with the Global Development Plan, provided that Licensor shall not be obligated to conduct any Development (including Clinical Trial) in the Retained Territory even if such Development is included in the Global Development Plan. Licensor shall not conduct any Development of any Licensed Product in a manner that would have, or would be reasonably expected to have, any adverse effect on the Development or Commercialization of such Licensed Product in the Territory.

(d) Global Clinical Trials.

(i) If Licensee desires to sponsor (or if the Parties mutually agree to conduct) any Clinical Trial for any Licensed Product in the Licensed Field that includes enrollment and clinical sites in the Territory as well as the Retained Territory in connection with the Global Development Plan, Licensee shall provide reasonable advance notice thereof and Licensor shall have the right to elect to participate in such Clinical Trial in the Retained Territory by providing written notice of such election to Licensee within [***] of receipt of such notice from Licensee (such Clinical Trial or component thereof, a “Global Clinical Trial”). If Licensor elects not to participate in such proposed Global Clinical Trial, or does not notify Licensee of its election to participate in a proposed Global Clinical Trial within such [***] period, then Licensee shall have the right to conduct such proposed Global Clinical Trial in the Licensed Field in the Territory and the Retained Territory [***].

(ii) If Licensor elects to participate in such Global Clinical Trial, then the Parties shall, through the JSC, discuss, and approve a comprehensive written Development plan that sets forth the timeline, budget, allocation of responsibilities and other details of such Global Clinical Trial and other material activities related thereto to be conducted by or on behalf of the Parties (the “Global Clinical Trial Plan”). The Global Clinical Trial Plan shall be consistent with the Global Development Plan. From time to time, but at least once every [***], Licensee shall provide an update (including any proposed amendments) to the Global Clinical Trial Plan, which shall be consistent with the Global Development Plan. Licensee shall submit such proposed updated or amended Global Clinical Trial Plan to the JSC for discussion and approval. The updated or amended Global Clinical Trial Plan shall become effective upon approval by the JSC.

(iii) Licensee shall be the sponsor of each Global Clinical Trial and shall have the sole right and responsibility for development of the protocol, study design and standard operating procedures. Licensor shall be responsible for, [***] (A) interacting with Regulatory Authorities in the Retained Territory in connection with such Global Clinical Trial, including with respect to reporting of adverse events and other safety and quality matters in accordance with the Safety Data Exchange Agreement, (B) enrolling patients in such Global Clinical Trial in accordance with the Global Clinical Trial Plan and (C) managing the day-to-day operations of such Global Clinical Trial in the Retained Territory. The Parties will [***].

(iv) If Licensor elects not to participate in any Global Clinical Trial which is a Registrational Study, or if Licensor does not perform its obligations set forth in the Global Clinical Trial Plan for such Global Clinical Trial (including enrolling the required number of patients in the Retained Territory in accordance with the Global Clinical Trial Plan), then any data generated by or on behalf of

21.

CONFIDENTIAL

Licensee in the course of conducting such Global Clinical Trial (“Licensee Global Registrational Trial Data”) shall be excluded from Licensee IP and the license granted to Licensor under Section 2.2. If Licensor desires to use and reference such Licensee Global Registrational Trial Data for Regulatory Approval of any Licensed Antibody or Licensed Product in the Retained Territory, Licensor shall provide written notice to Licensee and pay a one-time fee equal to [***] of all internal and out-of-pocket costs incurred by Licensee in connection with, or reasonably allocable to, the conduct of such Global Clinical Trial in the Retained Territory that would have otherwise been allocated to Licensor (with such allocation being no more than [***] of the total costs of conducting such Global Clinical Trial unless the Parties otherwise agree) had Licensor participated in such Global Clinical Trial, provided that any Safety Data within such Licensee Global Trial Data shall be provided to Licensor upon written request in accordance with Section 4.7.

4.4 Diligence. Licensee, itself or through its Affiliates or Sublicensees, shall use Commercially Reasonable Efforts to Develop and obtain Regulatory Approval for at least one (1) Licensed Product in the Licensed Field in (a) the U.S. and (b) at least one of the Major Market Countries.

4.5 Development Updates.

(a) At each regularly scheduled JSC meeting, each Party shall provide the JSC with updates of its Development activities with respect to the Licensed Antibody and Licensed Products in such Party’s Applicable Territory, and the results of such activities. The Parties shall discuss the status, progress, and results of such activities at such JSC meetings.

(b) Within [***] after the end of each Calendar Year and subject to Section 4.5(a), each Party shall provide the other Party with a written report summarizing the status of its Development activities in respect of the Licensed Antibody and Licensed Products in such Party’s Applicable Territory in the previous Calendar Year.

4.6 Regulatory Responsibilities.

(a) General. Subject to the terms and conditions of this Agreement, including Section 4.4, Licensee shall have the sole and exclusive right and responsibility, at its own expense and discretion, to seek to obtain and maintain Regulatory Approvals for the Licensed Products in the Licensed Field in the Territory and to conduct all related regulatory affairs, including communications with any Regulatory Authorities relating to the Licensed Antibody and Licensed Products in the Territory. Licensee shall have the right to prepare, obtain, and maintain MAAs (including the setting of the overall regulatory strategy therefor), Regulatory Approvals, and other Regulatory Filings in its own name or in the name of any of its Affiliates.

(b) Upon either Party’s reasonable request, the requested Party shall, [***], provide reasonable assistance (including providing the requesting Party with copies of Regulatory Filings submitted by the requested Party and all relevant information) as necessary for the requesting Party in connection with the preparation and filing of any such Regulatory Filings for a Licensed Antibody or Licensed Product and to obtain and maintain Regulatory Approvals with respect to Licensed Products in the Applicable Territory, including providing the requesting Party with any and all documentation in the requested Party’s possession and Control not previously provided to the requesting Party. The requesting Party shall use such Regulatory Filings and all such information solely as necessary for preparing and filing Regulatory Filings and obtaining Regulatory Approval for the Licensed Products in the Applicable Territory.

(c) Right of Reference. Licensor hereby grants to Licensee a Right of Reference to all Regulatory Filings for the Licensed Products submitted by or on behalf of Licensor in the Retained Territory for the purposes of seeking, obtaining, and maintaining Regulatory Approval of the Licensed Products in the Territory. Licensee hereby grants to Licensor a Right of Reference to all Regulatory Filings for the Licensed Products submitted by or on behalf of Licensee in the Territory for the purposes of

22.

CONFIDENTIAL

seeking, obtaining, and maintaining Regulatory Approval of the Licensed Products in the Retained Territory. For the purposes of this Agreement, “Right of Reference” means the “right of reference or use” as defined in 21 C.F.R. § 314.3(b) and any equivalent regulation outside the US, as each may be amended from time to time.

4.7 Adverse Event Reporting; Safety Data Exchange Agreement. As soon as reasonably practicable after the Effective Date, the Parties shall enter into a safety data exchange agreement setting forth the pharmacovigilance and safety data exchange procedures for the Parties with respect to the Licensed Products, such as Safety Data sharing, adverse events reporting, medical device malfunction reporting, and safety signal and risk management (the “Safety Data Exchange Agreement”), which agreement shall be amended by the Parties from time to time as necessary to comply with any changes in Applicable Laws or any guidance received from Regulatory Authorities. Such procedures shall be in accordance with, and enable the Parties to fulfill, local and national regulatory reporting obligations under Applicable Laws to monitor patients’ safety. Licensee shall establish (either by itself or through a Third Party subcontractor engaged by Licensee) a global safety database for each of the Licensed Products and shall maintain such global safety databases for so long as the Licensed Products are under Development or Commercialization by Licensee or any of its Affiliates or Sublicensees. [***] associated with maintaining such databases and preparing reports for the Territory. Licensor shall maintain, and [***] associated with maintaining, its own safety database for the Licensed Products in the Retained Territory and shall provide all Safety Data, including adverse event reports, in such database to Licensee in accordance with the Safety Data Exchange Agreement. Licensee shall ensure that each Party is able to access the data from the global safety database in order to meet legal and regulatory obligations. Each Party shall be primarily responsible for reporting quality complaints, adverse events, and Safety Data related to the Licensed Products to any necessary Regulatory Authorities in its Applicable Territory, and responding to safety issues and to all requests of Regulatory Authorities related to the Licensed Products, [***]. Each Party agrees to comply with its respective obligations under the Safety Data Exchange Agreement and to cause its Affiliates, licensees, and sublicensees to comply with such obligations. Subject to compliance with Applicable Laws, each Party shall have the right to use the Safety Data resulting from Development activities performed by the other Party, without compensation to such other Party, in each case as reasonably necessary for the first Party to comply with its safety reporting obligations in its Applicable Territory.

4.8 Notification of Threatened Action. Each Party shall notify the other Party within [***] of any information it receives regarding any threatened or pending action, inspection, or communication by any Regulatory Authority which may adversely affect the safety or efficacy claims of any Licensed Product or the continued Development or Commercialization of any Licensed Product. Upon receipt of such information, the Parties shall promptly consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action.

4.9 Recalls. In the event that a recall, withdrawal, or correction (including the dissemination of relevant information) of any Licensed Product in a Party’s Applicable Territory is required by a Regulatory Authority of competent jurisdiction, or if any Regulatory Authority requires or advises either Party or such Party’s Affiliates or sublicensees to distribute a “Dear Doctor” letter or its equivalent regarding use of such Licensed Product in a Party’s Applicable Territory, or if a recall, withdraw, or correction of a Licensed Product in its Applicable Territory is deemed advisable by such Party in its sole discretion, such Party shall so notify the other Party no later than [***] in advance (if practicable) of the earlier of (a) initiation of a recall, withdrawal, or correction, or (b) the submission of plans for such an action to a Regulatory Authority. Any such recall, withdrawal, correction, or dissemination of information (e.g., “Dear Doctor” letter) shall be referred to herein as a “Recall”. Promptly after being notified of a Recall, each Party shall provide the other Party with such assistance in connection with such Recall as may be reasonably requested by such other Party. All costs and expenses in connection with a Recall in a Party’s Applicable Territory shall be paid by [***], including the costs and expenses related to the dissemination of relevant information. Each Party shall handle exclusively the organization and implementation of all Recalls of Licensed Products in its Applicable Territory.

23.

CONFIDENTIAL

4.10 Manufacture and Supply.

(a) Licensee may, at its own discretion, manufacture or have manufactured, any Licensed Antibody or Licensed Product for its, its Affiliates, and its and their Sublicensees’ requirements in the Licensed Field in the Territory.

(b) At Licensee’s request, Licensor shall, itself or through its Third Party manufacturer, (i) provide access to and transfer to Licensee, or an Affiliate or a Third Party manufacturer selected by Licensee, all Licensed Know-How that is necessary or reasonably useful for Licensee, or such Affiliate or Third Party manufacturer to manufacture the Licensed Antibody (“Manufacturing Transfer”), and (ii) provide to Licensee all necessary assistance and services to enable Licensee, or such Affiliate or Third Party manufacturer in connection with such transfer. [***] in connection with such technology transfer. Licensor is not obligated to perform the Manufacturing Transfer more than [***].

(c) Upon Licensee’s request, Licensor shall reasonably assist Licensee in negotiating a supply agreement with Licensor’s Third Party manufacturer for the supply of Licensed Antibody and Licensed Products to Licensee in connection with Licensee’s exercise of its license granted in Section 2.1. Upon Licensor’s request, Licensee shall reasonably introduce Licensor to Licensee’s Third Party manufacturer and facilitate Licensor’s efforts in negotiating a supply agreement with such Third Party manufacturer for the supply of Licensed Antibody and Licensed Products to Licensor in connection with Licensor’s reserved rights in Section 2.4.

(d) For the avoidance of doubt, the Licensee acknowledges that [***]. Licensee may elect, at its discretion, to [***] by either [***] or receiving [***], in each case [***].

5. COMMERCIALIZATION

5.1 General. Subject to the terms and conditions of this Agreement, including Section 5.2, Licensee shall have the sole and exclusive right and responsibility, at its own expense and discretion, for the Commercialization of the Licensed Antibody and Licensed Products in the Territory.

5.2 Diligence. Licensee, itself or through its Affiliates or Sublicensees, shall use Commercially Reasonable Efforts to Commercialize at least one (1) Licensed Product in the U.S. or any Major Market Country in which Regulatory Approval has been obtained for such Licensed Product. For clarity, as between the Parties, Licensee shall at all times retain [***].

5.3 Diversion. Each Party covenants and agrees that it will not, and will use diligent efforts to ensure that its Affiliates, Sublicensees and subcontractors will not, either directly or indirectly, promote, market, distribute, import, sell or have sold any Licensed Products, including via the Internet or mail order, to any Third Party or to any address or Internet Protocol address or the like in the other Party’s Applicable Territory, or to any Third Party that such Party knows (or reasonably should know after due inquiry) has previously exported or is likely to export the Licensed Products to the other Party’s Applicable Territory. Neither Party will engage, nor contractually permit its Affiliates, Sublicensees or subcontractors to engage, in any advertising or promotional activities relating to any Licensed Products for use directed primarily to customers or other buyers or users of Licensed Products located in any country, jurisdiction or region in the other Party’s Applicable Territory, or solicit orders from any prospective purchaser located in

24.

CONFIDENTIAL

any country, jurisdiction or region in the other Party’s Applicable Territory. If a Party, its Affiliates, Sublicensees or subcontractors receive any order for Licensed Products for use from a prospective purchaser located in a country, jurisdiction or region in the other Party’s Applicable Territory, then such Party will promptly, but in any event within [***], refer that order to such other Party and will not accept any such orders. The Parties shall not, nor shall they contractually permit their Affiliates, Sublicensees, or subcontractors to, deliver or tender (or cause to be delivered or tendered) any Licensed Products for use in the other Party’s Applicable Territory.

6. FINANCIAL PROVISIONS

6.1 Upfront Payment. Licensee shall pay to Licensor a one-time, non-refundable, non-creditable upfront payment of [***] in two installments:

(a) [***] within [***] after the Effective Date; and

(b) [***] within [***] after the earlier of (i) the receipt by or on behalf of the Licensee of the documents set forth in Schedule 6.1(b) and a written confirmation from the Licensor that such quantities of the drug product of Licensed Antibody described in Schedule 4.2(a) are already available for delivery at Licensor’s designated facility, and (ii) the Initiation of the first Clinical Trial of any Licensed Product in the Territory.

6.2 Development and Regulatory Milestones Payments.

(a) Development Milestones. Subject to the remainder of this Section 6.2, Licensee shall pay to Licensor the one-time, non-refundable, non-creditable milestone payments set forth in the table below upon the first achievement of the applicable milestone event by a Licensed Product (whether by or on behalf of Licensee or its Affiliates or Sublicensees):

Development Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
TOTAL	[***]

(b) Regulatory Milestones. Subject to the remainder of this Section 6.2, Licensee shall pay to Licensor the one-time, non-refundable, non-creditable milestone payments set forth in the table below upon the first achievement of the applicable milestone event by a Licensed Product (whether by or on behalf of Licensee or its Affiliates or Sublicensees):

Regulatory Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

25.

CONFIDENTIAL

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
TOTAL	[***]

For clarity, each milestone payment set forth in each table above set forth in Section 6.2(a) and Section 6.2(b) shall be paid only once upon first achievement of the corresponding milestone event by a Licensed Product to achieve such event, even if such milestone event is achieved multiple times by a single Licensed Product or is achieved by multiple Licensed Products. With respect to the Development milestones set forth in Section 6.2(a), if any milestone is achieved before the IND Submission Milestone is achieved or any earlier-phase Development milestone is achieved, then all milestone payments for such unachieved preceding milestone events will be due and payable with the milestone payment for the milestone event that was achieved. With respect to the regulatory milestones set forth in Section 6.2(b), if any Regulatory Approval milestone in a particular jurisdiction is achieved before the milestone for the submission of an MAA in such jurisdiction is achieved, then the milestone payment for such unachieved MAA submission milestone shall be due and payable with the milestone payment for the Regulatory Approval milestone in such jurisdiction. In no event shall Licensee be obligated to pay more than an aggregate amount of [***] under Section 6.2(a) and Section 6.2(b). [***].

(c) Notice and Payment. Licensee shall notify Licensor in writing within [***] after the achievement of any milestone set forth in this Section 6.2 by Licensee or any of its Affiliates, or [***] after the achievement of any milestone set forth in this Section 6.2 by any Sublicensee(s). Licensee shall pay to Licensor the applicable Development or regulatory milestone payments within [***] after the delivery of such notice.

6.3 Sales-Based Milestones Payments.

(a) Sales Milestones. Subject to the remainder of this Section 6.3, Licensee shall pay to Licensor the one-time, non-refundable, non-creditable milestone payments set forth in the table below within [***] after the end of the Calendar Quarter in which the corresponding milestone event is first achieved (concurrently with the royalty payments under Section 7.1), whether by or on behalf of Licensee or its Affiliates or Sublicensees.

26.

CONFIDENTIAL

Aggregate Annual Net Sales of all Licensed Products in the Licensed Field in the Territory	Sales Milestone Payments
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
TOTAL	[***]

(b) Notice and Payment. As part of the report in Section 7.1, Licensee shall provide written notice to Licensor upon the aggregate annual Net Sales of all Licensed Products in the Licensed Field in the Territory reaching the values set forth in the table in Section 6.3(a) above. Each milestone payment set forth in the table above shall be paid only once, upon first achievement of the corresponding milestone event, regardless of the number of times such event is achieved. In no event shall Licensee be obligated to pay more than [***] under this Section 6.3. If one or more milestones under Section 6.3(a) are achieved in the same Calendar Quarter, then all such corresponding payments corresponding to such milestones under Section 6.3(a) shall be paid simultaneously. For the avoidance of doubt, from and after the expiration of the Royalty Term for a Licensed Product in a country, Net Sales of such Licensed Product in such country shall be excluded for purposes of calculating the Net Sales thresholds set forth in Section 6.3(a).

6.4 Royalty Payments.

(a) Royalty Rate. Subject to the other terms of this Section 6.4, during the Royalty Term for a Licensed Product, Licensee shall pay to Licensor a non-refundable, non-creditable royalties on a Calendar Quarter basis at the royalty rates below based on the aggregate annual Net Sales of all Licensed Products sold in the Territory as of such Calendar Quarter:

Aggregate Annual Net Sales of all Licensed Products in the Territory	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(b) Royalty Term. Royalties shall be paid on a Licensed Product-by-Licensed Product and country-by-country basis from the First Commercial Sale of such Licensed Product in such country by or on behalf of Licensee, its Affiliates, or Sublicensees, until the last to occur of (i) the expiration of the last-to-expire Valid Claim of the Licensed Patents in such country that Cover such Licensed Product in such country, (ii) the expiration of the last-to-expire Regulatory Exclusivity granted for such Licensed Product in such country, and (iii) ten (10) years after the First Commercial Sale of such Licensed Product in such country (the “Royalty Term”).

27.

CONFIDENTIAL

(c) Royalty Reductions.

(i) [***].

(ii) [***].

(iii) [***].

(iv) [***].

(d) [***].

6.5 Sublicense Income. During the Term, Licensee shall pay Licensor a percentage of Sublicense Income within [***] after receipt of such Sublicense Income by Licensee or any of its Affiliates or its or their shareholders, based on the development stage at the time that the applicable Sublicense agreement is executed, as follows:

(a) [***] if the Sublicense is executed prior to the [***];

(b) [***] if the Sublicense is executed following the [***], but prior to the [***]; and

28.

CONFIDENTIAL

(c) [***] if the Sublicense is executed following the [***] and [***].

For clarity, no Sublicense Income shall be due to Licensor if the Sublicense is executed after the [***].

7. PAYMENT; RECORDS; AUDITS

7.1 Payment; Reports. Royalty payments due from Licensee to Licensor under Section 6.4 shall be calculated and reported for each Calendar Quarter during the Royalty Term. Royalty payments due under Section 6.4 shall be paid within [***] after the end of each Calendar Quarter and shall be accompanied by a report setting forth the Net Sales of the Licensed Products by Licensee and its Affiliates and Sublicensees in the Territory (which should include, on a Licensed Product-by-Licensed Product and country-by-country basis: [***].

7.2 Exchange Rate; Manner and Place of Payment. All references to dollars and “$” herein shall refer to U.S. dollars. All payments hereunder shall be payable in U.S. dollars. Currencies other than the U.S. Dollars shall be converted into U.S. Dollars at the average of the daily foreign exchange rates published in the Wall Street Journal (New York Edition), or any other qualified source that is mutually acceptable, for the Calendar Quarter in which such payments accrue, or, for periods less than a Calendar Quarter, the average of the daily rates published in the Wall Street Journal (New York Edition) for such period. All payments owed to Licensor under this Agreement shall be made by wire transfer in immediately available funds to a bank and account designated in writing by Licensor, unless otherwise specified in writing by Licensor. If the conversion of a local currency in the Territory into dollars or transfer of funds out of a country or jurisdiction in the Territory becomes materially restricted, forbidden, or substantially delayed due to Applicable Laws, then Licensee shall promptly notify Licensor and amounts accrued in such country or jurisdiction may be paid by Licensee in local currency into an account in a local bank designated by Licensor, unless the Parties otherwise agree.

7.3 Taxes.

(a) Taxes on Income. Except as otherwise provided in this Section 7.3, each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the activities of the Parties under this Agreement.

(b) Tax Cooperation. The Parties agree to cooperate with one another and use reasonable efforts to avoid or reduce tax withholding, transfer taxes, or similar obligations with respect to milestone payments, royalty payments, and other payments made under this Agreement. If Licensee is required by Applicable Laws to deduct and withhold taxes on any payment to Licensor, Licensee shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to Licensor an official tax certificate or other evidence of such payment sufficient to enable Licensor to claim such payment of taxes. Licensor shall provide Licensee any tax forms that may be reasonably necessary in order for Licensee to not withhold tax or to withhold tax at a reduced rate under any applicable tax laws or bilateral income tax treaty, to the extent Licensor is legally able to do so. Licensor shall use reasonable efforts to provide any such tax forms to Licensee in advance of the due date provided that Licensor may direct Licensee to temporarily hold a payment otherwise payable in order to avoid withholding taxes if Licensor is waiting for a required tax form to be issued by a Governmental Authority. Licensee shall provide Licensor with reasonable assistance to enable the recovery, as permitted by Applicable Laws, of withholding taxes, transfer taxes, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of Licensor. Each Party agrees to assist the other Party in claiming exemption from such deductions or withholdings under double taxation or similar agreement or treaty from time to time in force and in minimizing the amount required to be so withheld or deducted.

29.

CONFIDENTIAL

(c) Other Tax Liability. In the event of value added or similar taxes incurred by a Party with respect to payments made to a Party under this Agreement or the activities underlying such payments (the “VAT”), Licensee shall not be required to increase payment to the Licensor with respect to any VAT paid to tax authorities. Each Party and its Affiliates will use reasonable efforts to secure available exemption(s) from VAT or cooperate with the other Party’s efforts to obtain maximum recovery of VAT paid or incurred by such Party or any Affiliate, to the extent permitted by Applicable Law.

7.4 Records; Audit. Licensee shall keep, and shall require its Affiliates and Sublicensees to keep, complete and accurate records pertaining to the sale or other disposition of Licensed Products in sufficient detail to permit Licensor to confirm the accuracy of any sales milestone or royalty payment due hereunder. Licensee will keep such books and records for [***] following the Calendar Year to which they pertain, or such longer period of time as may be required by Applicable Laws. Upon reasonable prior notice and during regular business hours at such place or places where such records are customarily kept, Licensee’s records may be inspected on Licensor’s behalf by an independent certified public accountant (the “Auditor”) selected by Licensor and reasonably acceptable to Licensee for the sole purpose of verifying for Licensor the accuracy of the financial reports furnished by Licensee pursuant to Section 7.1 or of any payments made, or required to be made, to Licensor pursuant to Article 6. Before beginning its audit, the Auditor shall execute an undertaking acceptable to each Party by which the Auditor agrees to keep confidential all information reviewed during the audit. Such audits shall be limited to once each Calendar Year and once with respect to records covering any specific period of time. Auditor shall not disclose Licensee’s Confidential Information to Licensor, and shall only report whether the financial reports provided by Licensee and the amount of payments made to Licensor are correct or not, and the specific details concerning any discrepancies. If the final result of the inspection reveals an undisputed underpayment or overpayment, the underpaid or overpaid amount shall be settled within [***] after the Auditor’s report, and any undisputed underpayment by Licensee should plus interest (as set forth in Section 7.5) from the original due date. [***] unless such audit reveals an underpayment by [***] of more than the higher of (a) [***] of the total amount for the audited period and (b) [***], in which case [***].

7.5 Late Payments. If any payment due under this Agreement is not paid when due in accordance with the applicable provisions of this Agreement, the payment shall accrue interest from the date due at the annual interest rate of [***]; provided, however, that in no event shall such rate exceed the maximum annual interest rate under Applicable Laws.

7.6 Mode of Payment. All payments under this Agreement to Licensor shall be made by deposit in the requisite amount to the bank account of Licensor as Licensor may from time to time designate by written notice to Licensee before such amount is due:

8. INTELLECTUAL PROPERTY

8.1 Ownership of Inventions.

(a) Inventorship of all Inventions shall be determined in accordance with U.S. patent laws. Subject to the license grants and other rights herein, as between the Parties, each Party shall own and retain all right, title and interest in and to any and all Inventions that are conceived, discovered, developed or otherwise made solely by or on behalf of such Party (or its Affiliates or its or their (sub)licensees), whether or not patented or patentable, and any and all Patents and other intellectual property rights with respect thereto.

30.

CONFIDENTIAL

(b) Subject to the license grants and other rights herein, as between the Parties, the Parties shall each own an equal, undivided interest in any and all: (i) Inventions that are conceived, discovered, developed or otherwise made under this Agreement jointly by or on behalf of Licensee or its Affiliates, on the one hand, and Licensor or its Affiliates, on the other hand, whether or not patented or patentable (the “Joint Know-How”); and (ii) Patents claiming the Joint Know-How (the “Joint Patents”) and other intellectual property rights with respect to the Inventions described in clause (i) (together with Joint Know-How and Joint Patents, the “Joint IP”). Each Party shall promptly disclose to the other Party in writing and shall cause its Affiliates to so disclose, the development, making, conception or reduction to practice of any Joint Know-How or Joint Patents. Subject to the license granted under Section 2.1 and Section 2.2, each Party is entitled to practice the Joint IP for all purposes on a worldwide basis and to license such Joint IP through multiple tiers without consent of the other Party (where consent is required by applicable Law, such consent is deemed hereby granted) and without a duty of accounting to the other Party.

8.2 Patent Prosecution and Maintenance.

(a) Licensed Patents. As between the Parties, Licensor shall have the first right, but not the obligation, to prosecute and maintain the Licensed Patents worldwide using counsel of its own choice, including the preparation, filing, prosecution, and maintenance (including any interferences, reissue proceedings, reexaminations, patent term extensions, applications for supplementary protection certificates, oppositions, invalidation proceedings and defense of validity or enforceability challenges), [***]. Licensor and its patent counsel shall keep Licensee reasonably informed of the status of filing, prosecution, maintenance, and defense, if any, of the Licensed Patents, and provide Licensee a reasonable opportunity to review and comment on proposed filings for Licensed Patents (including the initial application and any material correspondence related to such filing). Licensor shall incorporate all of Licensee’s comments to such filings in good faith. If Licensor desires to abandon or cease prosecution or maintenance of any Licensed Patent, Licensor shall provide reasonable prior written notice to Licensee of such intention (which notice shall, to the extent possible, be given no later than [***] prior to the next deadline for any action that must be taken with respect to the applicable Licensed Patent in the relevant patent office). In such case, upon Licensee’s written election provided no later than [***] after such notice from Licensor, Licensee shall have the right to assume prosecution and maintenance of the applicable Licensed Patent [***] and with counsel of Licensee’s choice. If Licensee elects to assume the prosecution and maintenance of such Licensed Patent, Licensor will promptly deliver to Licensee copies of all necessary files related to any Licensed Patents as requested by Licensee and will take all actions and execute all documents reasonably necessary for Licensee to assume such patent prosecution activities. Notwithstanding anything to the contrary in the foregoing, the rights and obligations of the Parties with respect to the prosecution and maintenance of the Joint Patents is as set forth in Section 8.2(b).

(b) Joint Patents. As between the Parties, Licensee shall have the first right, but not the obligation, to prosecute and maintain the Joint Patents in the Territory, and Licensor shall have the first right, but not the obligation, to prosecute and maintain the Joint Patents in the Retained Territory, each using counsel of its own choice, including the preparation, filing, prosecution, and maintenance (including any interferences, reissue proceedings, reexaminations, patent term extensions, applications for supplementary protection certificates, oppositions, invalidation proceedings and defense of validity or enforceability challenges). As between the Parties, such prosecution and maintenance of the Joint Patents shall be (i) [***] in the Territory and (ii) [***] in the Retained Territory. Each Party shall keep the other Party reasonably informed of the status of filing, prosecution, maintenance, and defense, if any, of the Joint Patents in the Applicable Territory, and provide the other Party a reasonable opportunity to review and comment on any material filings related thereto. If either Party desires to abandon or cease prosecution or maintenance of any Joint Patent, it shall provide reasonable prior written notice to the other Party of such intention (which notice shall, to the extent possible, be given no later than [***] prior to the next deadline for any action that must be taken with respect to the applicable Joint Patent in the relevant patent office). In such case, upon the other Party’s written election provided no later than [***] after such notice, the other Party shall have the right to assume prosecution and maintenance of the applicable Joint

31.

CONFIDENTIAL

Patent [***] and with counsel of its choice. If the other Party does not provide such election within [***] after such notice, then the first Party may, in its sole discretion, continue or discontinue prosecution and maintenance of such Joint Patent. Notwithstanding the foregoing, the other Party’s right to assume Patent prosecution of a Joint Patent under this Section 8.2(b) shall not apply in the event such patent application was abandoned or otherwise forfeited by the first Party for Strategic Reasons. For purposes of this Section 8.2, a “Strategic Reason” for which the relevant prosecuting Party desires to abandon or otherwise forfeit patent prosecution of a given Patent shall be the abandonment or forfeiture of such Patent on the basis that continued prosecution would have an adverse effect on the overall patent portfolio for the Licensed Antibody and Licensed Products, including if applicable, the prosecution, validity or enforcement of another Licensed Patent or Joint Patent. For clarity, Strategic Reasons shall not include the abandonment or forfeiting of a Patent for purely financial reasons (e.g., costs of patent prosecution therefor or decreasing the Royalty Term).

(c) Licensee Patents. As between the Parties, Licensee shall have the sole right, but not the obligation, to prosecute and maintain Licensee Patents worldwide, using counsel of its own choice, including the preparation, filing, prosecution, and maintenance (including any interferences, reissue proceedings, reexaminations, patent term extensions, applications for supplementary protection certificates, oppositions, invalidation proceedings and defense of validity or enforceability challenges). As between the Parties, such prosecution and maintenance of the Licensee Patents shall be [***]. Licensee shall keep Licensor reasonably informed of the status of filing, prosecution, maintenance, and defense, if any, of the Licensee Patents in the Retained Territory, and provide Licensor a reasonable opportunity to review and comment on any material filings related thereto.

(d) Cooperation. Each Party shall provide the other Party all reasonable assistance and cooperation in the patent prosecution efforts under this Section 8.2, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution.

8.3 Patent Enforcement.

(a) Notice. Each Party shall notify the other Party within [***] after becoming aware of any actual, suspected or threatened infringement by a Third Party of any of the Licensed Patents or Joint Patents in the Territory, which infringement adversely affects or is expected to adversely affect any Licensed Product in the Licensed Field (“Product Infringement”).

(b) Enforcement Right.

(i) Licensee shall have the first right, but not the obligation, to bring and control any legal action in connection with a Product Infringement in the Territory [***] as it reasonably determines appropriate. Licensee or its Affiliates may settle or consent to the entry of any judgment in any enforcement action hereunder without Licensor’s prior consent; provided that any such settlement or consent judgment will not, without the prior written consent of Licensor (such consent not to be unreasonably withheld, conditioned or delayed), (i) impose any liability or obligation on Licensor or any of its Affiliates or (ii) conflict with or reduce the scope of the subject matter claimed in any Licensed Patent or Joint Patent. If Licensee (A) elects not to bring such legal action against a Product Infringement in the Territory (the decision of which Licensee shall inform Licensor promptly) or (B) Licensee otherwise fails to bring such legal action against a Product Infringement in the Territory within [***] of first becoming aware of such Product Infringement, and does not provide a reasonable business (including strategic) rationale for not doing so, Licensor shall have the right to bring and control any legal action in connection with such Product Infringement [***] as it reasonably determines appropriate after consultation with Licensee. If Licensor desires to bring any legal action in connection with the enforcement of any Licensed Patent or Joint Patent in the Territory other than with respect to a Product Infringement, Licensor shall consult with Licensee and reasonably considers Licensee’s comments in good faith prior to the initiation of, and during the course of, such action.

32.

CONFIDENTIAL

(ii) Licensor shall have the sole right, but not the obligation, to bring and control any legal action in connection with a Product Infringement in the Retained Territory [***] as it reasonably determines appropriate; provided that Licensor shall consult with Licensee with respect to the strategy and all material filings with respect to such action and consider Licensee’s comments in good faith, provided with respect to any action that would be reasonably expected to adversely affect the overall patent portfolio for the Licensed Antibody and Licensed Products, Licensor shall reasonably implement all Licensee’s comments.

(c) Collaboration. Each Party shall provide to the enforcing Party reasonable assistance in such enforcement, [***], including to be named in such action if required by Applicable Laws to pursue such action. The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts and shall reasonably consider the other Party’s comments on any such efforts, including determination of litigation strategy and filing of material papers to the competent court. The non-enforcing Party shall be entitled to separate representation in such matter by counsel of its own choice and [***], but such Party shall at all times cooperate fully with the enforcing Party.

(d) Expense and Recovery. The enforcing Party shall be [***]. If such Party recovers monetary damages in such enforcement action in the Territory, such recovery shall be allocated first to the reimbursement of any expenses incurred by the enforcing Party in such enforcement action, second to the reimbursement of any expenses incurred by the other Party in such enforcement action, provided that if such recoveries are [***], then [***]. Following any expenses reimbursement, any remaining amounts shall be retained as follows: (i) [***], provided that [***], and (ii) [***], then such remaining amount will be allocated [***] to Licensor and [***] to Licensee.

(e) Other Infringement. Except for Product Infringement in the Territory or Retained Territory as set forth above, each Party shall have the exclusive right to enforce its own Patents against any infringement anywhere in the world.

8.4 Infringement of Third Party Rights. If any Licensed Product used or sold by Licensee, its Affiliates, or Sublicensees or the practice of the Licensed IP becomes the subject of a Third Party’s claim or assertion of infringement of such Third Party’s intellectual property rights in a jurisdiction within the Territory (“Third Party Infringement Claim”), the Party that became aware of such claim or assertion shall promptly notify the other Party and the Parties shall promptly meet to consider the claim or assertion and the appropriate course of action and may, if appropriate, agree on and enter into a common interest agreement, wherein the Parties agree to their shared, mutual interest in the outcome of such potential dispute. Absent any agreement to the contrary, and subject to claims for indemnification under Article 10, each Party shall defend itself from any such Third Party Infringement Claim [***], provided, however, that the provisions of Section 8.3 shall govern the right of Licensee to assert a counterclaim of infringement of any Licensed Patents. Without limitation to any other term or condition of Article 6, Licensee shall be entitled to offset up to [***] of the [***] from [***], to the extent such Third Party Infringement Claim [***], provided that [***] with respect to such subsequent Calendar Quarters up to a maximum amount of [***] of the amounts owed with respect to each such Calendar Quarters in such jurisdiction.

33.

CONFIDENTIAL

9. REPRESENTATIONS AND WARRANTIES

9.1 Mutual Representations and Warranties. Each Party represents and warrants to the other that, as of the Effective Date:

(a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof;

(b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action; and

(c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument, or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body, or administrative or other agency having jurisdiction over it.

9.2 Covenants. Each Party covenants as follows:

(a) In the performance of its obligations under this Agreement, such Party shall comply, and shall cause its and its Affiliates’ employees and contractors to comply with, all Applicable Laws.

(b) Such Party’s and its Affiliates’ employees and contractors shall not, in connection with the performance of their respective obligations under this Agreement, directly or indirectly through Third Parties, pay, promise, or offer to pay, or authorize the payment of, any money or give any promise or offer to give, or authorize the giving of anything of value to a Public Official or Entity or other person for purpose of obtaining or retaining business for or with, or directing business to, any person, including such Party (and such Party represents and warrants that as of the Effective Date, such Party, and to its knowledge, its and its Affiliates’ employees and contractors, have not directly or indirectly promised, offered, or provided any corrupt payment, gratuity, emolument, bribe, kickback, illicit gift, or hospitality or other illegal or unethical benefit to a Public Official or Entity or any other person in connection with the performance of such Party’s obligations under this Agreement (or, with respect to Licensor, in connection with Exploitation of the Licensed Antibody or Licensed Products), and such Party covenants that it and its Affiliates’ employees and contractors shall not, directly or indirectly, engage in any of the foregoing).

(c) Such Party and its Affiliates, and their respective employees and contractors, in connection with the performance of their respective obligations under this Agreement, shall not authorize or cause its indemnitees to be in violation of the FCPA, Export Control Laws, or any other Applicable Laws. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Law (including Export Control Laws). [***].

34.

CONFIDENTIAL

[***]

(d) Such Party shall immediately notify the other Party if such Party has any information or suspicion that there may be a violation of the FCPA, or Export Control Laws in connection with the performance of this Agreement or the Development, manufacture, or Commercialization of any Licensed Product.

(e) In connection with the performance of its obligations under this Agreement, such Party shall comply and shall cause its and its Affiliates’ employees and contractors to comply with such Party’s own anti-corruption and anti-bribery policy.

(f) Each Party shall, and shall cause its Affiliates and require its (Sub)licensees to:

(i) comply at all times with the Data Protection Laws for all Personal Data collected, Processed, hosted, or transmitted in performance of this Agreement;

(ii) at all times, act in a manner such that it is not subject to any prohibition or restriction which shall (i) prevent or restrict it from disclosing or transferring the Personal Data to the other Party (including any transfer from one jurisdiction to another), as may be required under this Agreement; or (ii) prevent or restrict it from Processing the Personal Data as contemplated under this Agreement;

(iii) implement measures designed to ensure that all informed consent, notices, or any other requirements under the Data Protection Laws, have been obtained by the study sponsor and are maintained and are sufficient in scope to enable the other Party to Process the Personal Data as required in order to comply with its obligation under this Agreement (including the transfer of all applicable Personal Data);

(iv) implement and maintain commercially reasonable administrative, technical, and physical safeguards designed to (A) maintain the security and confidentiality of the Personal Data; (B) protect against reasonably anticipated threats or hazards to the security or integrity of the Personal Data; and (C) protect against unauthorized access to or use of Personal Data, in accordance with the Data Protection Laws; and

(v) notify the other Party promptly and without undue delay upon learning of any actual misappropriation or unauthorized access to, or disclosure or use of the Personal Data (a “Data Breach”) Processed under this Agreement and in its possession, custody or control. The Party that experienced the Data Breach shall promptly investigate each Data Breach that it becomes aware of or has reason to suspect may have occurred and, in the case of a Data Breach and shall provide reasonable levels of access and information to the other Party. The Parties shall cooperate in identifying any reasonable steps that should be implemented to limit, stop or otherwise remedy a Data Breach.

9.3 Additional Licensor Representations and Warranties. Licensor represents, warrants, and covenants, as applicable, to Licensee that, as of the Effective Date:

(a) Schedule 1.69 is a complete and accurate list of all Patents Controlled by Licensor or any of its Affiliates as of the Effective Date included in the definition of Licensed Patents and all such Patents listed on Schedule 1.69 are (i) except as Patents in-licensed in accordance with the agreement set forth in Schedule 1.123, solely and exclusively owned by Licensor, free of any encumbrance, lien, or claim of ownership by any Third Party, and (ii) filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment or during any extension thereof;

35.

CONFIDENTIAL

(b) (i) The Patents set forth in Schedule 1.69 constitute all of the Patents Controlled by Licensor or any of its Affiliates that are necessary or reasonably useful for the Development, manufacture or Commercialization of the Licensed Antibody and Licensed Products in the Licensed Field in the Territory and (ii) as of the Effective Date, Licensor or its Affiliates does not own or hold rights to any Patents that would otherwise qualify as a Licensed Patent but for the fact that Licensor does not Control such Patent;

(c) Each of the Licensed Patents properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Patent is issued, or such application is pending;

(d) Licensor has the full authority and right to grant all rights and licenses it purports to grant to Licensee with respect to the Licensed IP under this Agreement, free and clear of any rights therein granted to any Third Party;

(e) Except as set forth in Schedule 1.123, all Licensed IP is owned by Licensor and is not held under license from any other person or entity;

(f) Complete (subject to redactions solely with respect to commercially sensitive information not pertinent to the sublicense granted under this Agreement), true and correct copies of the Upstream Agreements and any amendments or modifications thereto as of the Effective Date have been provided to Licensor prior to the execution of this Agreement;

(g) Licensor and its Affiliates shall comply in all material respects with all terms and conditions of the Upstream Agreements, including timely payment of all amounts due to be paid by Licensor or its Affiliate thereunder. Neither Licensor or any of its Affiliates shall take or omit to take any action, or permit any acts or omissions, that could be construed as a violation of such applicable terms and conditions under the Upstream Agreements. Neither Licensor nor any of its Affiliates shall terminate any Upstream Agreement or amend or waive any right under any Upstream Agreement that adversely affects the rights granted to Licensee hereunder without the prior written consent of the Licensee. Licensor shall promptly notify Licensee upon receipt of any notice of breach of any Upstream Agreement, and if applicable, Licensee shall have the right to cure such breach at the cost of Licensor;

(h) Licensor has not granted any liens or security interests on any of the Licensed IP, and Licensor shall not, and shall cause its Affiliates not to, assign, transfer, convey or otherwise encumber its right, title or interest in or to the Licensed IP;

(i) Licensor [***], all of which is free and clear of any claims, liens, charges, or encumbrances (other than those granted herein or entered into in the ordinary course of business) and has the full authority and right to [***], and Licensor has the authority to [***];

(j) Licensor has not received any written notice from a Third Party that the research or Development of any Licensed Antibody or Licensed Product conducted by Licensor prior to the Effective Date has infringed any Patents or misappropriated any Know-How of any Third Party;

(k) To Licensor’s knowledge, the Development, use, manufacture, Commercialization, and other Exploitation of any Licensed Antibody or Licensed Product in the Territory can be carried out as contemplated under this Agreement without infringing any Patents or misappropriating any Know-How of any Third Party;

36.

CONFIDENTIAL

(l) Licensor has not as of the Effective Date, and will not during the Term, grant to any Third Party any right under the Licensed IP that would conflict with the rights granted to Licensee hereunder;

(m) (i) No claim or action has been brought or, to Licensor’s knowledge, threatened, by any Third Party alleging that (A) any of the Licensed Patents are invalid or unenforceable, or (B) the use of the Licensed Know-How infringes or misappropriates, or would infringe or misappropriate, any intellectual property right of any Third Party, and (ii) to Licensor’s knowledge, no facts or circumstances exist that would reasonably be expected to give rise to any such claims described in the foregoing subclause (i);

(n) There are no pending or, to Licensor’s knowledge, alleged or threatened, (i) inter partes reviews, post-grant reviews, interferences, re-examinations, or oppositions involving the Licensed Patents that are in or before any patent authority (or other Governmental Authority performing similar functions) or (ii) inventorship challenges involving the Licensed Patents that are in or before any patent or other Governmental Authority;

(o) To Licensor’s knowledge, no Third Party is infringing or misappropriating or has infringed or misappropriated or is threatening to infringe or misappropriate the Licensed IP;

(p) Licensor and its Affiliates have conducted, and their respective contractors and consultants have conducted, all research and Development of the Licensed Antibody and Licensed Products, including any and all non-clinical, pre-clinical, and clinical studies of the Licensed Antibody, in accordance with Applicable Laws and, as applicable, GLP and good clinical practice, in all material respects, and to its knowledge, neither Licensor nor any of its Affiliates has used any employee, consultant, or contractor who has been debarred by any Regulatory Authority, or to its knowledge, is the subject of a debarment proceeding by any Regulatory Authority;

(q) The Licensed Patents have, as of the Effective Date, been diligently prosecuted in the respective patent offices in the Territory in accordance with Applicable Law. The Licensed Patents have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment;

(r) True, complete and correct copies of: (i) any documents and materials relating to the prosecution, defense, maintenance, validity and enforceability of the Licensed Patents and (ii) all material adverse information with respect to the safety and efficacy of the Licensed Antibody known to Licensor, in each case (i) and (ii), have been provided or made available to Licensee prior to the Effective Date;

(s) Licensor and its Affiliates have generated, prepared, maintained and retained all regulatory documentation that is required to be maintained or retained pursuant to and in accordance with GLP and good clinical practice (if applicable) and Applicable Law, and all such information is true, complete and correct in all material respects;

(t) All current and former officers, employees, agents, and consultants of Licensor or any of its Affiliates who are inventors of or have otherwise contributed in a material manner to the creation or development of any Licensed IP have executed and delivered to Licensor or its Affiliate an assignment or other agreement regarding the protection of proprietary information and the assignment to Licensor or such Affiliate of any Licensed IP. To Licensor’s knowledge, no current officer, employee, agent, or consultant of Licensor or any of its Affiliates is in violation of any term of any assignment or other agreement regarding the protection of intellectual property or proprietary information of Licensor or such Affiliate;

37.

CONFIDENTIAL

(u) The Licensed Know-How has been kept confidential or has been disclosed to Third Parties only under terms of confidentiality. To the knowledge of Licensor and its Affiliates, no breach of such confidentiality has been committed by any Third Party;

(v) With respect to the drug substance and drug product of Licensed Antibody and Licensed Products, manufactured and supplied by or on behalf of Licensor hereunder, all such Licensed Antibody shall be in material conformity with the applicable specifications for such Licensed Antibody, shall have been manufactured in conformance with GMP and Applicable Law, and shall have been manufactured in facilities that are in compliance with Applicable Law at the time of such manufacture;

(w) The inventions claimed by the Licensed Patents (i) were not conceived, discovered, developed, or otherwise made in connection with any research activities funded, in whole or in part, by any Governmental Authority, including the federal government of the U.S. or any agency thereof, (ii) are not a “subject invention” as that term is described in 35 U.S.C. Section 201(e) or foreign equivalents;

(x) All informed consent forms for Clinical Trials conducted by or on behalf of Licensor for any Licensed Product permit the transfer of clinical data generated in such Clinical Trials to Licensee as contemplated under this Agreement in compliance with Applicable Law, and Licensor has obtained any filings, approvals or other clearances required under the Regulation on the Administration of Human Genetic Resources and currently effective implementing rules, guidelines and other documents issued by Regulatory Authority in the Retained Territory as necessary to fulfill its obligations under this Agreement; and

(y) All information provided by Licensor to Licensee for due diligence purposes in relation to this Agreement is accurate in all material respects, and, to Licensor’s knowledge, Licensor has not omitted to provide Licensee with any material information in its control concerning the safety or efficacy of the Licensed Antibody or any Licensed Product.

9.4 Disclaimer. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, THAT ANY OF THE DEVELOPMENT, MANUFACTURING, OR COMMERCIALIZATION EFFORTS WITH REGARD TO ANY COMPOUND OR PRODUCT WILL BE SUCCESSFUL.

10. INDEMNIFICATION

10.1 Indemnification by Licensee. Licensee hereby agrees to defend, indemnify, and hold harmless Licensor, its Affiliates, its sublicensees of the rights granted to Licensor under Section 2.2 and their respective directors, officers, employees, and agents (each, a “Licensor Indemnitee”) from and against any and all liabilities, expenses, and losses, including reasonable legal expenses and attorneys’ fees (collectively, “Losses”), to which any Licensor Indemnitee may become subject as a result of any claim, demand, action, or other proceeding (each, a “Claim”) by any Third Party to the extent such Losses arise out of:

(a) the Development, use, manufacture, Commercialization, or other Exploitation of any Licensed Antibody or Licensed Product by Licensee or its Affiliates or Sublicensees;

(b) the negligence or willful misconduct of any Licensee Indemnitee; or

38.

CONFIDENTIAL

(c) the breach by Licensee of any warranty, representation, covenant, or agreement made by Licensee in this Agreement;

except, in each case (a)-(c), to the extent such Losses arise out of any activities set forth in Section 10.2 for which Licensor is obligated to indemnify any Licensee Indemnitee under Section 10.2.

10.2 Indemnification by Licensor. Licensor hereby agrees to defend, indemnify, and hold harmless Licensee, its Affiliates, and Sublicensees and their respective directors, officers, employees, and agents (each, a “Licensee Indemnitee”) from and against any and all Losses to which any Licensee Indemnitee may become subject as a result of any Claim by any Third Party to the extent such Losses arise out of:

(a) the Development, use, manufacture, Commercialization, or other Exploitation of any Licensed Antibody or Licensed Product by Licensor or its Affiliates or licensees (other than Licensee);

(b) the negligence or willful misconduct of any Licensor Indemnitee;

(c) the breach by Licensor of any warranty, representation, covenant, or agreement made by Licensor in this Agreement; or

(d) any claim by Licensor’s Affiliate or Third Party licensor in connection with [***];

except, in each case (a)-(d), to the extent such Losses arise out of any activities set forth in Section 10.1 for which Licensee is obligated to indemnify any Licensor Indemnitee under Section 10.1.

10.3 Indemnification Procedure.

(a) The Party claiming indemnity under this Article 10 (the “Indemnified Party”) shall give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of such Claim.

(b) The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, [***], in connection with the defense of the Claim for which indemnity is being sought. The Indemnified Party may participate in and monitor such defense with counsel of its own choice [***]; provided, however, that the Indemnifying Party shall have the right to assume and conduct the defense of the Claim with counsel of its choice.

(c) The Indemnifying Party shall not settle any Claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld, conditioned, or delayed, unless the settlement involves only the payment of money, no admission of wrong-doing or fault by the Indemnified Party, and no restriction on the future actions or activities of the Indemnified Party. So long as the Indemnifying Party is actively defending the Claim in good faith, the Indemnified Party shall not settle such Claim without the prior written consent of the Indemnifying Party.

(d) If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (i) the Indemnified Party may defend against and consent to the entry of any judgment, or enter into any settlement with respect to, the Claim in any manner the Indemnified Party may deem reasonably appropriate, provided that the Indemnified Party need to consult with and obtain any consent from, the Indemnifying Party in connection with such settlement, and (ii) the Indemnifying Party will remain responsible to indemnify the Indemnified Party as provided in this Article 10.

10.4 Insurance. During the Term and for [***] thereafter, each Party, [***], shall maintain commercial general liability insurance and other appropriate insurance in an amount consistent with sound business practice and reasonable in light of its obligations under this Agreement. Each Party shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to the other Party upon the other Party’s request.

39.

CONFIDENTIAL

10.5 Limitation of Liability. EXCEPT FOR DAMAGES THAT (A) ARISE IN CONNECTION WITH A PARTY’S (I) GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD OR (II) BREACH OF ITS OBLIGATIONS UNDER ARTICLE 11 OR SECTION 2.6, OR (B) ARE SUBJECT TO INDEMNIFICATION UNDER SECTION 10.1 OR SECTION 10.2, NEITHER PARTY SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY, OR OTHERWISE FOR ANY SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR FOR LOSS OF PROFITS SUFFERED BY THE OTHER PARTY (OR ITS AFFILIATES OR (SUB)LICENSEES), REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

11. CONFIDENTIALITY

11.1 Confidential Information. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, the Parties agree that, during the Term and for [***] thereafter, the receiving Party shall keep confidential and shall not publish or otherwise disclose, and shall not use for any purpose other than as expressly provided for in this Agreement, any Confidential Information of the other Party, and both Parties shall keep confidential and, subject to the remainder of this Article 11, shall not publish or otherwise disclose the terms of this Agreement. Each Party may use the other Party’s Confidential Information only to the extent required to accomplish the purposes of this Agreement, including exercising its rights and performing its obligations under this Agreement. Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but no less than reasonable care) to ensure that its employees, agents, consultants, contractors, and other representatives do not disclose or make any unauthorized use of the other Party’s Confidential Information. Each Party will promptly notify the other upon discovery of any loss or unauthorized use or disclosure of the other Party’s Confidential Information.

11.2 Exceptions. The obligations of confidentiality and restriction on use under Section 11.1 will not apply to any information that the receiving Party can prove by competent written evidence:

(a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, generally known or available to the public;

(b) is known by the receiving Party at the time of receiving such information, other than by previous disclosure of the disclosing Party, or its Affiliates, employees, agents, consultants, or contractors; provided that, for clarity, the foregoing exception shall not apply to Licensed Know-How;

(c) is hereafter furnished to the receiving Party without restriction by a Third Party who has no obligation of confidentiality or limitations on use with respect thereto, as a matter of right; or

(d) is independently discovered or developed by the receiving Party without the use of the disclosing Party’s Confidential Information.

11.3 Authorized Disclosure. Each Party may disclose Confidential Information belonging to the other Party as expressly permitted by this Agreement or if and to the extent such disclosure is reasonably necessary in the following instances:

(a) filing, prosecuting, and maintaining Patents as permitted by this Agreement;

(b) filing Regulatory Filings for Licensed Products that such Party has a license or right to Develop, manufacture, and Commercialize under this Agreement in its Applicable Territory;

(c) prosecuting or defending litigation as permitted by this Agreement;

40.

CONFIDENTIAL

(d) complying with Applicable Law (including regulations promulgated by securities exchanges) or court or administrative orders;

(e) disclosure to actual and bona fide potential investors, acquirors, licensees, licensor, and other financial or commercial partners for the purpose of evaluating or carrying out an actual or potential investment, acquisition, or collaboration, in each case under written obligations of confidentiality and non-use at least as stringent as those herein or otherwise customary for the circumstances of such disclosure; and

(f) disclosure to its and its Affiliates’ employees, consultants, contractors, agents, licensees, and sublicensees, in each case on a need-to-know basis in connection with the Development, manufacture, Commercialization or other Exploitation of the Licensed Antibody and Licensed Products in accordance with the terms of this Agreement, in each case under written obligations of confidentiality and non-use at least as stringent as those herein.

Notwithstanding the foregoing, in the event that a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 11.3(b) or Section 11.3(d), it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use efforts to secure confidential treatment of such Confidential Information at least as diligent as such Party would use to protect its own confidential information of a similar nature, but in no event less than reasonable efforts. In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information. Any information disclosed pursuant to any of the foregoing subsections shall remain Confidential Information and subject to the foregoing provisions of this Article 11.

11.4 Publications. A Party shall deliver to the other Party for review a copy of any proposed scientific publication or presentation relating to any Licensed Product contemplated for publication by such Party and incorporating the other Party’s Confidential Information at least [***] before its intended submission for publication and should consider comments of the other Party in good faith. The other Party shall have the right to require modifications of the proposed publication or presentation to protect its Confidential Information. The other Party may also delay the submission of the proposed publication or presentation for an additional [***] as may be reasonably necessary to seek patent protection for the information disclosed in such proposed publication or presentation. Each Party agrees to acknowledge the contribution of the other Party in all publications as scientifically appropriate. For clarity, neither Party shall be required to provide to the other Party any proposed publication or presentation with respect to information that has already been publicly disclosed by such Party or by the other Party in accordance with this Agreement; provided that such information remains accurate as of such time.

11.5 Publicity; Public Disclosures. All press releases relating to this Agreement or its activities hereunder should be subject to approval of both Parties and, if requested by the Licensor, should reflect Licensor’s name as the licensor of the Licensed Product to the extent such press release relates to the existence of this Agreement, provided that, notwithstanding the foregoing, Licensee and its Affiliates and its and their Sublicensees shall have the right to publicly disclose research, development and commercial information (including with respect to regulatory matters) regarding the Licensed Antibody and Licensed Product without Licensor’s approval, such disclosure to be subject to the provisions of this Article 11 with respect to Licensor’s Confidential Information. Notwithstanding anything to the contrary in the foregoing, either Party may issue such press releases or make such disclosures to the SEC, the Hong Kong Stock Exchange, or other applicable agency as it determines reasonably necessary to comply with Applicable Laws or for appropriate market disclosure. Each Party shall provide the other Party with advance notice of any such legally required disclosures to the extent practicable. The Parties will consult with each other on the provisions of this Agreement to be redacted in any filings made by a Party with the SEC or as otherwise required by the Hong Kong Stock Exchange or Applicable Laws; provided that each Party shall have the right to make any such filing as it determines reasonably necessary to comply with Applicable Laws or for appropriate market disclosure. In addition, once the existence of this Agreement, the identity of the other Party, or any terms of this Agreement are publicly disclosed in accordance with this Section 11.5, either Party shall be free to disclose, without the other Party’s prior written consent, such information as has already been publicly disclosed in accordance with this Section 11.5.

41.

CONFIDENTIAL

11.6 Equitable Relief. Given the nature of the Confidential Information and the competitive damage that a Party would suffer upon unauthorized disclosure, use, or transfer of its Confidential Information to any Third Party, the Parties agree that monetary damages may not be a sufficient remedy for any breach of this Article 11. In addition to all other remedies, a Party shall be entitled to seek specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Article 11.

12. TERM AND TERMINATION

12.1 Term. This Agreement shall commence on the Effective Date and, unless terminated earlier as provided in this Article 12 or by mutual written agreement of the Parties, shall continue, on a Licensed Product-by-Licensed Product and country-by-country basis, until the expiration of the Royalty Term for such Licensed Product in such country in the Territory (the “Term”). Following expiration of this Agreement with respect to a Licensed Product in a country in the Territory, the license granted to Licensee in Section 2.1 shall be deemed to be non-exclusive, perpetual, irrevocable, and fully paid-up with respect to such Licensed Product in such country. For clarity, the licenses granted by the Licensee to the Licensor under Section 2.2 shall survive the expiration of this Agreement.

12.2 Termination for Cause.

(a) Material Breach. Each Party shall have the right to terminate this Agreement immediately in its entirety upon written notice to the other Party if such other Party materially breaches this Agreement and has not cured such breach to the reasonable satisfaction of the other Party within [***] after notice of such breach from the non-breaching Party; provided that if Licensee’s material breach is specific to a particular country or jurisdiction in the Territory, then Licensor shall only have the right to terminate this Agreement to such country or jurisdiction. If cure of such breach (other than non-payment) cannot reasonably be effected within such [***] period, the breaching Party shall deliver to the non-breaching Party a plan reasonably calculated to cure such breach within a reasonable timeframe, but in any event within [***]. So long as the breaching Party is diligently carrying out such plan, the non-breaching Party shall not have the right to terminate this Agreement within such timeframe. If the breaching Party fails to diligently carry out such plan to cure such breach as provided above, or if the breach is not cured within such timeframe, then the non-breaching Party may terminate this Agreement upon written notice to the breaching Party.

(b) Disputed Breach. If the alleged breaching Party disputes in good faith the existence or materiality of a breach specified in a notice provided by the other Party, and such alleged breaching Party provides the other Party notice of such dispute within [***], then the other Party shall not have the right to terminate this Agreement under Section 12.2(a) unless and until a panel of arbitrators, in accordance with Article 13, has determined that the alleged breaching Party has materially breached this Agreement and such Party fails to cure such breach within the applicable cure period set forth above following such decision.

(c) Bankruptcy. Each Party shall have the right to terminate this Agreement immediately in its entirety upon written notice to the other Party if such other Party makes a general assignment for the benefit of creditors, files an insolvency petition in bankruptcy, petitions for or acquiesces in the appointment of any receiver, trustee, or similar officer to liquidate or conserve its business or any substantial part of its assets, commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation, or any other similar proceeding for the release of financially distressed debtors or becomes a party to any proceeding or action of the type described above and such proceeding is not dismissed within [***] after the commencement thereof.

42.

CONFIDENTIAL

(d) Termination for Patent Challenge. In the event that the Licensee or any of its Affiliates or Sublicensees institutes, prosecutes or otherwise participates in (or in any way aids any Third Party in instituting, prosecuting or participating in), at law or in equity or before any administrative or regulatory body, any claim, demand, action or cause of action for declaratory relief, damages or any other remedy or for an enjoinment, injunction or any other equitable remedy, including any interference, re-examination, opposition or any similar proceeding, alleging that any claim in a Licensed Patent is invalid, unenforceable or otherwise not patentable or would not be infringed by the Licensee’s or its Affiliates’ or Sublicensees’ activities with respect to the Development, Manufacture or Commercialization of Licensed Antibody or Licensed Product absent the rights and licenses granted hereunder (collectively, a “Patent Challenge”), then the Licensor shall have the right to (i) terminate this Agreement in its entirety upon [***] prior written notice, unless, prior to expiry of such [***] period, the Licensee or its relevant Affiliate or Sublicensee has filed a motion to withdraw or dismiss such action; or (ii) with respect to a Patent Challenge by a Sublicensee, unless the Licensee and its Affiliates terminate all licenses or other agreements with such Sublicensee pursuant to which rights under this Agreement have been sublicensed by the Licensee or its Affiliates as soon as possible (no later than [***]), terminate this Agreement in its entirety upon written notice to the Licensee. For the avoidance of doubt, the following will not give rise to a right to terminate this Agreement by the Licensor under this Section 12.2(d): (i) any Patent Challenge asserted as a defense or counterclaim to an action first brought by the Licensor or any of its Affiliates against the Licensee or any of its Affiliates or Sublicensees and (ii) with respect to any Patent Challenge asserted by a Third Party that becomes an Affiliate of Licensee (whether through merger, acquisition, consolidation or other similar transaction and whether or not such transaction results in Change of Control of Licensee), and such Patent Challenge commenced prior to the consummation of such transaction.

12.3 Termination without Cause by Licensee. Licensee shall have the right to terminate this Agreement in its entirety, or on a country-by-country or Licensed Product-by-Licensed Product basis, at any time, for any or no reason, upon [***] written notice to Licensor.

12.4 Effects of Termination. Upon any termination of this Agreement with respect to a country, a Licensed Product or in its entirety, the terms of this Section 12.4 will apply. For clarity, during the pendency of any Dispute regarding material breach and/or during any termination notice period, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.

(a) Licenses. If the Agreement is terminated in its entirety, the licenses granted under Section 2.1 will automatically terminate. If termination of this Agreement solely with respect to a Licensed Product (the “Terminated Product”) or country (the “Terminated Country”), the license granted by Licensor to Licensee shall terminate with respect to such Terminated Product or Terminated Country and this Agreement shall continue in full force and effect with respect to all other Licensed Products and other countries in the Territory not subject to termination. Notwithstanding the foregoing, the licenses granted by the Licensee to the Licensor under Section 2.2 shall survive the termination of this Agreement, unless this Agreement is terminated in its entirety by the Licensee pursuant to Section 12.2(a). For clarity and notwithstanding anything to the contrary in the foregoing, following termination of this Agreement, Licensee shall have no obligation to perform any technology transfer with respect to any Licensee IP to Licensor.

(b) Settlement of Payments. Each Party shall immediately pay or cause to be paid to the other Party all sums which at the date of termination are due and payable to the other Party under this Agreement.

(c) Inventory. The Licensee, its Affiliates and its Sublicensees shall, at request of the Licensor, transfer the Terminated Products that have been manufactured or is in the process of being manufactured at the time of termination to Licensor at a transfer price to be agreed between the Parties, provided that upon request of Licensee, Licensee will have the continued right to sell the Licensed Products in the Territory from its inventory for a period of up to [***] subject to the payment of any royalties due to Licensor hereunder.

43.

CONFIDENTIAL

(d) Sublicenses. Solely in the event this Agreement is terminated by the Licensor pursuant to Section 12.2, any Sublicenses to Third Party Sublicensee granted by the Licensee or its Affiliates under the Licensed IP prior to the effective date of termination of this Agreement shall, upon reasonable written request by the relevant Sublicensee within [***] after the effective date of termination of this Agreement, survive any such termination for a reasonable period of time during which the Licensor will enter into a new agreement with such Third Party Sublicensee for a direct license to the Licensed Product of substantially identical scope as the Sublicense granted by the Licensee or its Affiliates and on financial and other terms substantially identical to the corresponding terms in this Agreement, and such Sublicense shall terminate effective upon the effective date of the direct license between the Licensor and the Third Party Sublicensee, provided that (x) such Sublicensee is then in material compliance with the applicable provisions of this Agreement and the terms and conditions of the applicable Sublicense, (y) such Third Party Sublicensee agrees in writing to assume all applicable obligations of the Licensee under this Agreement, taking into consideration any differences in scope or territory between this Agreement and the applicable Sublicense agreement; and provided further that in no event will the Licensor be obligated to fulfill any of the Licensee’s obligations under such Sublicense.

(e) Grant-back. If this Agreement is terminated in its entirety or solely with respect to a Licensed Product or a country, except in the event that Licensee has terminated this Agreement pursuant to Section 12.2(a), if Licensor desires to obtain a license to Licensee Reversion Technology solely to Exploit Terminated Products (including any modifications or improvements thereof made by or on behalf of Licensor without including any Patents or Know-How Controlled by Licensee not included in Licensee Reversion Technology) in the Terminated Countries (or worldwide, if this Agreement is terminated in its entirety), then Licensor shall notify Licensee in writing, and the Parties shall negotiate in good faith financial terms and other commercially reasonable terms, taking into account, among other things, the stage of the applicable Terminated Products and the circumstances giving rise to such termination. For clarity, no such license shall be effective unless and until agreed by the Parties.

(f) Regulatory Materials and Regulatory Approval. Except in the event that Licensee has terminated this Agreement pursuant to Section 12.2(a), unless expressly prohibited by any Regulatory Authority or Applicable Law, per the request of Licensor, the Licensee shall transfer to the Licensor or its designee all of its right, title, and interest in all Regulatory Filings, regulatory materials and Regulatory Approvals Controlled by the Licensee and its Affiliates relating solely to the Terminated Product in the Terminated Countries; provided that, the Licensee may retain copies of such items. To the extent such transfer is prohibited by a Regulatory Authority or Applicable Law, the Licensee shall permit the Licensor to reference such Regulatory Filings, regulatory materials and Regulatory Approvals.

(g) Clinical Trials. Where and to the extent permitted by Applicable Law and Regulatory Authorities, the Licensee should wind down any ongoing Clinical Trials with respect to the Terminated Products in the Terminated Countries, [***], or if requested by the Licensor, transfer control to the Licensor or its designee of any Clinical Trials being conducted by the Licensee and its Affiliates for the Terminated Product in the Terminated Countries as of the applicable effective date of termination of this Agreement [***].

(h) Product Agreements. At the Licensor’s written request, the Licensee shall, and shall cause its Affiliates and its and their Sublicensees to, assign to the Licensor or its designee all Product Agreements, unless, with respect to any such Product Agreement, such Product Agreement expressly prohibits such assignment, in which case the Licensee (or such Affiliate or Sublicensee, as applicable) shall cooperate with the Licensor in all reasonable respects to secure the consent of the applicable Third Party to such assignment and if any such consent cannot be obtained with respect to a Product Agreement, at the Licensor’s written request, the Licensee shall, and shall cause its Affiliates and its and their Sublicensees to, obtain for the Licensor substantially all of the practical benefit and burden under such Product Agreement, or to assist the Licensor with entering into substantially similar agreement with such Third Party. “Product Agreement” means, with respect to a Terminated Product, any agreement entered into by and between the Licensee or any of its Affiliates or its or their Sublicensees, on the one hand and one or more Third Parties, on the other hand, that is solely and specifically related to the Development, manufacture or Commercialization of such Terminated Product in the Field in the Terminated Countries.

44.

CONFIDENTIAL

(i) Licensee shall take any other actions with respect to transition matters mutually agreed by the Parties that are intended to ensure orderly transition of the Development, manufacture and Commercialization of the Terminated Product(s) by Licensor in the Terminated Country(ies). For clarity, Licensor shall be solely responsible for all internal and out-of-pocket costs incurred by the Parties (including reimbursing Licensee with respect to all such costs) in connection with the activities contemplated under Section 12.4(h) through 12.4(i).

12.5 Confidential Information. Upon expiration or termination of this Agreement in its entirety, each Party shall promptly return to the other Party, or delete or destroy, all relevant records and materials in such Party’s possession or control containing Confidential Information of the other Party; provided that a Party may keep one copy of such materials for legal archival purposes subject to continuing confidentiality obligations. Effective upon such termination, all Confidential Information solely relating to the Terminated Products shall be the Confidential Information of the Licensor (and the Licensor shall be deemed to be the disclosing Party and the Licensee shall be deemed the receiving Party with respect thereto).

12.6 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by one Party to the other Party are, and otherwise will be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws outside the U.S., licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws outside the U.S. The Parties agree that a Party that is a licensee of such rights under this Agreement will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws outside the U.S. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party to this Agreement under the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws outside the U.S., the other Party will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, will be promptly delivered to it (a) upon any such commencement of a bankruptcy or insolvency proceeding upon its written request therefor, unless the bankrupt Party elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under subclause (a), following the rejection of this Agreement by or on behalf of the bankrupt Party upon written request therefor by the other Party.

12.7 Alternative Remedy in Lieu of Termination. If Licensor materially breaches Sections 2.1, 2.6, 2.8, 9.1, 9.3(a), 9.3(b), 9.3(d), 9.3(e), 9.3(h), 9.3(i), or 9.3(l) of this Agreement and due to which the Licensee has a right to terminate pursuant to Section 12.2(a), then, in lieu of terminating this Agreement, Licensee may, in its sole discretion, by providing written notice to Licensor, reduce all then-unearned milestone payments, royalties and sharing of Sublicense Income by [***]. [***]. For the avoidance of doubt, except as set forth in this Section 12.7, if Licensee exercises the alternative remedy set forth above in this Section 12.7, then all rights and obligations of both Parties under this Agreement will continue unaffected, unless and until this Agreement is subsequently terminated by either Party pursuant to Section 12.2 or Section 12.3, provided that such alternative liquidated damages remedy [***] for monetary damages for the material breach that originally gave rise to the Licensee’s right to terminate this Agreement (provided that, for clarity, the foregoing [***] permitted under Applicable Law).

12.8 Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation or right accruing prior to such expiration or termination. Except as set forth below or elsewhere in this Agreement, the obligations and rights of the Parties under the following provisions of this Agreement shall survive expiration or termination of this Agreement: Sections 8.1, 12.4, 12.5, 12.8 and Articles 1, 11, 13, 14.

45.

CONFIDENTIAL

13. DISPUTE RESOLUTION.

13.1 General. Any dispute between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith other than matters subject to a Party’s final decision-making authority set forth in Section 3.3 (such dispute, a “Dispute”) shall be resolved pursuant to this Article 13.

13.2 Executive Officers. Any Dispute shall first be referred to the Executive Officers of the Parties, who shall confer in good faith on the resolution of the issue. Any final decision mutually agreed to by the Executive Officers shall be conclusive and binding on the Parties.

13.3 Intellectual Property Disputes. If the Executive Officers are not able to agree on the resolution of a Dispute within [***] (or such other period of time as mutually agreed by the Executive Officers) after such Dispute was first referred to them and such Dispute is with respect to the validity, scope, enforceability, inventorship, or ownership of any Patent, trademark, or other intellectual property right (“IP Dispute”), then, if a Party wishes to pursue further resolution of such IP Dispute, such Party may bring an action, claim, or proceeding to resolve such IP Dispute in any court of competent jurisdiction in any country or jurisdiction in which such intellectual property rights apply.

13.4 Arbitration. If the Executive Officers are not able to agree on the resolution of a Dispute within [***] (or such other period of time as mutually agreed by the Executive Officers) after such Dispute was first referred to them, then, except as set forth in Section 13.3, if a Party wishes to pursue further resolution of such Dispute, such Dispute shall be finally resolved by binding arbitration in accordance with this Section 13.4. Such Dispute shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre (“SIAC”) pursuant to the rules of SIAC then in effect (the “Rules”), except as otherwise provided herein and applying the substantive law specified in Section 14.1. The arbitration will be conducted in Singapore, Republic of Singapore, by a panel of [***] independent, neutral arbitrators appointed in accordance with the Rules; provided that each Party will, within [***] after the institution of the arbitration proceedings, nominate such an arbitrator, and such arbitrators will together, within [***], select a [***] such arbitrator to serve as the chairperson of the arbitration panel. Each arbitrator must have significant business or legal experience in the pharmaceutical business. If the [***] initial arbitrators are unable to select a [***] arbitrator within such [***] period, the [***] arbitrator will be appointed in accordance with Rules. After conducting any hearing and taking any evidence deemed appropriate for consideration, the arbitrators will be requested to render their opinion within [***] of the final arbitration hearing. The arbitration shall be conducted, and all documents submitted to the arbitrators shall be, in English. No panel of arbitrators will have the power to award damages excluded pursuant to Section 10.5 under this Agreement and any arbitral award that purports to award such damages is expressly prohibited and void ab initio. [***]; provided that the arbitral tribunal shall have the discretion to provide that [***], in such case the arbitral award will so provide. Decisions of the panel of arbitrators that conform to the terms of this Section 13.4 shall be final and binding upon the Parties and the Parties undertake to carry out any award without delay. Judgment on the award may be entered in any court of competent jurisdiction. Except to the extent necessary to confirm, enforce, or challenge an award of the arbitration, to protect or pursue a legal right, or as otherwise required by Applicable Laws or regulation or securities exchange, the existence, content, or results of any Dispute or arbitration hereunder (including any submissions (including exhibits, testimony, proposed rulings, briefs and transcripts) and the arbitrators’ rulings and award) shall be Confidential Information of both Parties. Notwithstanding anything to the contrary in the foregoing, in no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy, or claim would be barred by the applicable statute of limitations. Any disputes concerning the propriety of the commencement of the arbitration shall be finally settled by the arbitral tribunal.

46.

CONFIDENTIAL

13.5 Interim Relief. Notwithstanding anything herein to the contrary, nothing in this Article 13 shall preclude either Party from seeking interim or provisional relief, including a temporary restraining order, preliminary injunction, or other interim equitable relief concerning a Dispute in any court of competent jurisdiction before or after the initiation of an arbitration as set forth in Section 13.4, if necessary to protect the interests of such Party. This Section 13.5 shall be specifically enforceable.

14. GENERAL PROVISIONS

14.1 Governing Law. This Agreement, and all questions regarding the existence, validity, interpretation, breach, or performance of this Agreement, shall be governed by, and construed and enforced in accordance with, the laws of Singapore, without reference to its conflicts of law principles.

14.2 Entire Agreement; Modification. This Agreement, including the exhibits, a letter agreement between [***] and Licensee dated on the even date hereof (the “[***]”), and a letter agreement between Licensee and [***] dated on the even date hereof (the “[***]”), constitute both a final expression of the Parties’ agreement and a complete and exclusive statement with respect to all of its terms. This Agreement, the [***] and the [***] collectively supersede all prior and contemporaneous agreements and communications, whether oral, written, or otherwise, concerning any and all matters contained herein. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the Parties to this Agreement.

14.3 Relationship Between the Parties. The Parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture, or similar business relationship between the Parties. Neither Party is a legal representative of the other Party, and neither Party can assume or create any obligation, representation, warranty, or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever.

14.4 Waiver. The waiver by either Party of any right under this Agreement or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. Any waiver by a Party of a particular term or condition will be effective only if set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition.

14.5 Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned, or delayed); except that

(a) each Party may assign or otherwise transfer this Agreement and its rights and obligations hereunder without the other Party’s consent in connection with a sale of all or substantially all of the business or assets of such Party to which this Agreement relates (and for clarity, in the case of Licensee, in connection with a sale of all or substantially all of its rights, title and interest in and to all Licensed Antibody and Licensed Products in the Territory), whether by merger, consolidation, divesture, restructure, sale of stock, sale of assets, or otherwise; or

(b) (i) the Licensor may not, without consent of the Licensee, assign this Agreement and its rights and obligations hereunder to an Affiliate of Licensor, which consent not to be unreasonably withheld, conditioned or delayed, and (ii) the Licensee may, solely after the first Change of Control of Licensee and Licensor or its Affiliates have sold, transferred or exchanged all shares of Licensee owned by Licensor or its Affiliates or Licensor and its Affiliates have no equity interest in Licensee, assign this Agreement and its rights and obligations hereunder to an Affiliate of Licensee without the consent of Licensor, which consent not to be unreasonably withheld, conditioned or delayed, provided that, in each case ((i) and (ii)) if the entity to which this Agreement is assigned ceases to be an Affiliate of the assigning Party, this Agreement shall be automatically assigned back to the assigning Party or its successor.

47.

CONFIDENTIAL

The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties specified above, and the name of a Party appearing herein will be deemed to include the name of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Section 14.5. Any assignment not in accordance with this Section 14.5 shall be null and void and of no legal force or effect.

14.6 Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable, or illegal by a court of competent jurisdiction, such adjudication shall not affect or impair, in whole or in part, the validity, enforceability, or legality of any remaining portions of this Agreement. The Parties will in such an instance use their best efforts to replace the invalid, unenforceable, or illegal provision(s) with valid, enforceable, and legal provision(s) that best implement the original intent of the Parties and purposes of this Agreement.

14.7 Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by electronic mail, by air mail (postage prepaid) requiring return receipt, or by internationally recognized overnight delivery service, in each case to the Party to be notified at its address given below, or at any other address such Party may designate by prior written notice to the other in accordance with this Section 14.7. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) if personally delivered, the date of actual receipt; (b) if sent by electronic mail, the date of personal acknowledgement by the intended recipient; (c) if air mailed, [***] after the date of postmark; or (d) if delivered by overnight delivery service, the [***] the overnight delivery service regularly makes deliveries.

If to Licensor, notices must be addressed to:

[***]

If to Licensee, notices must be addressed to:

[***]

14.8 Force Majeure. Each Party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement by reason of any event beyond such Party’s reasonable control, including fire, flood, explosion, earthquake, pandemic (including quarantine, lockdown or other similar orders imposed by any Governmental Authority in association with such pandemic), or other natural forces or acts of God, war, civil unrest, acts of terrorism, sabotage, strikes, riots, power failures, accident, destruction, or other casualty, or any other event similar to those enumerated above (each, a “Force Majeure”). Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the Party has not caused such event(s) to occur. Notice of a Party’s failure or delay in performance due to Force Majeure must be given to the other Party within [***] after its occurrence. All delivery dates under this Agreement that have been affected by Force Majeure shall be tolled for the duration of such Force Majeure. In no event shall any Party be required to prevent or settle any labor disturbance or dispute.

14.9 Interpretation. The headings of clauses contained in this Agreement preceding the text of the sections, subsections, and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement or have any effect on its interpretation or construction. All references in this Agreement to the singular shall include the plural where applicable.

48.

CONFIDENTIAL

Unless otherwise specified, references in this Agreement to any Article shall include all Sections, subsections, and paragraphs in such Article, references to any Section shall include all subsections and paragraphs in such Section, and references in this Agreement to any subsection shall include all paragraphs in such subsection. The word “including,” and similar words, means including without limitation. The word “or” means “and/or” unless the context dictates otherwise because the subjects of the conjunction are, or are intended to be, mutually exclusive. The words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. All references to days in this Agreement mean calendar days, unless otherwise specified. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral, or other communications between the Parties regarding this Agreement shall be in the English language.

14.10 Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same agreement. The Parties agree that execution of this Agreement by industry standard electronic signature software and/or by exchanging executed signature pages in .pdf format via e-mail shall have the same legal force and effect as the exchange of original signatures, and that in any proceeding arising under or related to this Agreement, each Party hereby waives any right to raise any defense or waiver based upon execution of this Agreement by means of such electronic signatures or maintenance of the executed agreement electronically.

14.11 Restricted Information Sharing. Notwithstanding anything to the contrary: (a) nothing in this Agreement obligates Licensor, its Affiliates, licensee or sublicensees to disclose or provide access to any information to Licensee, the JSC, or otherwise to the extent such disclosure or access would, in the reasonable opinion of Licensor’s (or such Affiliate’s, licensee’s or sublicensee’s) outside counsel, violate an Applicable Law in the People’s Republic of China; and (b) nothing in this Agreement obligates Licensee, its Affiliates or Sublicensees to disclose or provide access to any information to Licensor, the JSC, or otherwise to the extent such disclosure or access would, in the reasonable opinion of Licensee’s (or such Affiliate’s or Sublicensee’s) outside counsel, violate an Applicable Law in the United States of America.

[SIGNATURE PAGE FOLLOWS]

49.

IN WITNESS WHEREOF, the Parties hereto have caused this LICENSE AGREEMENT to be executed and entered into by their duly authorized representatives as of the Effective Date.

TRC 2004, INC.		GENOR BIOPHARMA CO LTD.

By:	/s/ Christopher M. Wilfong	By:	/s/ Feng Guo
Name:	Christopher M. Wilfong	Name:	Dr. Feng Guo
Title:	President and CEO	Title:	CEO

SIGNATURE PAGE TO LICENSE AGREEMENT

List of Schedules:

Schedule 1.65: Licensed Antibody

Schedule 1.69: Licensed Patents

Schedule 1.123: Upstream Agreements

Schedule 4.2(a): Initial Technology Transfer Schedule

Schedule 6.1(b): List of Documents for Second Installment of Upfront Payment

Schedule 1.65

LICENSED ANTIBODY

[***]

Schedule 1.69

LICENSED PATENTS

[***]

Schedule 1.123

UPSTREAM AGREEMENTS

[***]

Schedule 4.2(a)

INITIAL TECHNOLOGY TRANSFER SCHEDULE

[***]

Schedule 6.1(b)

List of Documents for Second Installment of Initial Upfront Payment

[***]

Confidential

AMENDMENT

To

LICENSE AGREEMENT

This Amendment (“Amendment”) to the LICENSE AGREEMENT dated and effective as of August 2, 2024 (the “Agreement”), by and between CANDID THERAPEUTICS, INC. (as successor in interest to TRC 2004, Inc.), a Delaware corporation, having an address at 11622 El Camino Real, Suite 150, San Diego, CA 92130 (“Candid”), and GENOR BIOPHARMA CO LTD. ([__________], in Chinese), a limited liability company having an address at Room 501-02, Bldg. 6, No. 690 Bibo Road, China (Shanghai) Pilot Free Trade Zone, Shanghai, China (the “Licensor”) shall be effective as of 28 March, 2025 (“Amendment Effective Date”). Capitalized terms used but not otherwise defined in this Amendment shall have the meaning ascribed to such terms in the Agreement. Candid and Licensor are each referred to in this Amendment individually as a “Party” and, collectively as the “Parties”.

WHEREAS, the Licensor and TRC have entered into the Agreement dated as of August 2, 2024;

WHEREAS, the Agreement was successfully assigned in its entirety by TRC 2004, Inc. to Candid on [***]; and

WHEREAS, the Parties intend to enter into this Amendment to amend and supplement certain terms of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and upon the mutual written assent of the Parties, the Parties agree:

SECTION 1 DEFINITIONS

1.1	Capitalized terms used but not otherwise defined in this Amendment shall have the meaning ascribed to such terms in the Agreement.

1.2	All references to TRC in the Agreement and in this Amendment shall be replaced with Candid.

SECTION 2 AMENDMENT TO THE AGREEMENT

2.1	Amendment to Article 2 of the Agreement:

(a)	Section 2.1(b) of the Agreement is hereby deleted in its entirety and replaced with the below language:

“(b) a non-exclusive license, with the right to grant sublicenses through multiple tiers (subject to Section 2.3), under the Licensor China IP to perform non-clinical Development, perform clinical Development (solely (i) for clinical Development

Confidential

pursuant to Section 4.3(e), or (ii) to the extent permitted under Section 4.3(d) for performance of Global Clinical Trial in the Retained Territory if the Licensor elects not to participate in such proposed Global Clinical Trial), manufacture and have manufactured the Licensed Antibody and Licensed Products in the Licensed Field in the Retained Territory, solely for the purposes set forth in the foregoing subclause (a).

(b)	Section 2.3 of the Agreement is hereby deleted in its entirety and replaced with the below language:

“2.3 Licensee Reserved Rights; Sublicensing by Licensee. Subject to Section 2.5, Licensee hereby reserves the right to practice, and to grant licenses under, the Licensee IP outside of the scope of the license granted in Section 2.2. For clarity, (a) Licensee retains the exclusive right under the Licensee IP to Develop, use, manufacture, Commercialize and otherwise Exploit the Licensed Antibody and Licensed Products in the Licensed Field in the Territory and (b) notwithstanding the license granted in Section 2.2, Licensee retains the right under the Licensee IP to perform its obligations or exercise its rights under this Agreement, including to perform non-clinical Development, perform clinical Development (solely (i) for clinical Development pursuant to Section 4.3(e), or (ii) to the extent permitted under Section 4.3(d) for performance of Global Clinical Trial in the Retained Territory if the Licensor elects not to participate in such proposed Global Clinical Trial), manufacture and have manufactured the Licensed Antibody and Licensed Products in the Licensed Field in the Retained Territory for the purposes of Exploiting the Licensed Antibody and Licensed Products in the Licensed Field in the Territory. Licensee shall have the right to grant sublicenses under the license granted to it pursuant to Section 2.1 without the consent of Licensor. Licensee shall grant any such sublicense on terms that are consistent with the terms of this Agreement, to the extent applicable based on the scope and purpose of such sublicense, and Licensee shall remain primarily liable to Licensor for the performance by the Affiliate receiving such sublicense or Sublicensee of Licensee’s obligations under this Agreement that are applicable to such Affiliate or Sublicensee. Licensee shall provide a true and complete copy of each sublicense agreement within [***] after the grant of a Sublicense, provided that Licensee shall have the right to redact from such copy any confidential or commercially sensitive terms to the extent not pertinent to Licensee’s rights or obligations under this Agreement or verification of compliance with the requirements of this Agreement. Licensee shall not grant sublicense to any sublicensee that has been debarred or disqualified by a Regulatory Authority.”

2.2	Amendment to Article 4 of the Agreement:

(a)	Section 4.3(d)(i) is hereby deleted in its entirety and replaced with the below language:

“(i) If Licensee desires to sponsor (or if the Parties mutually agree to conduct) any Clinical Trial for any Licensed Product in the Licensed Field that includes patient enrollment and clinical sites both in the Territory and the Retained Territory in connection with the Global Development Plan, Licensee shall provide reasonable advance notice thereof and Licensor shall have the right to elect to participate in such

Confidential

Clinical Trial in the Retained Territory by providing written notice of such election to Licensee within [***] of receipt of such notice from Licensee (such Clinical Trial or component thereof, a “Global Clinical Trial”). If Licensor elects not to participate in such proposed Global Clinical Trial, or does not notify Licensee of its election to participate in a proposed Global Clinical Trial within such [***], then Licensee shall have the right to conduct such proposed Global Clinical Trial in the Licensed Field in the Territory and the Retained Territory [***]. For the avoidance of doubt, a Clinical Trial for any Licensed Product in the Licensed Field that includes enrollment and clinical sites solely within the Retained Territory shall not be considered a Global Clinical Trial.”

(b)	Section 4.3(d)(ii) is hereby deleted in its entirety and replaced with the below language:

“(ii) If Licensor elects to participate in such Global Clinical Trial, then the Parties shall, through the JSC, discuss, and approve a comprehensive written Development plan that sets forth the timeline, budget, allocation of responsibilities and other details of such Global Clinical Trial and other material activities related thereto to be conducted by or on behalf of the Parties (the “Global Clinical Trial Plan”). The Global Clinical Trial Plan shall be consistent with the Global Development Plan and shall comply with the requirements of the Regulatory Authorities in the Retained Territory (including but not limited to the regulatory requirements related to IND fillings and the new drug applications). From time to time, but at least once every [***], Licensee shall provide an update (including any proposed amendments) to the Global Clinical Trial Plan, which shall be consistent with the Global Development Plan. Licensee shall submit such proposed updated or amended Global Clinical Trial Plan to the JSC for discussion and approval. The updated or amended Global Clinical Trial Plan shall become effective upon approval by the JSC.”

(c)	Section 4.3(d)(iii) is hereby deleted in its entirety and replaced with the below language:

“(iii) Licensee shall be the sponsor of each Global Clinical Trial and shall have the sole right and responsibility for development of the protocol, study design and standard operating procedures. Licensor shall be responsible for, [***] (A) interacting with Regulatory Authorities in the Retained Territory in connection with such Global Clinical Trial, including with respect to reporting of adverse events and other safety and quality matters in accordance with the Safety Data Exchange Agreement, (B) enrolling patients in such Global Clinical Trial in accordance with the Global Clinical Trial Plan and (C) managing the day-to-day operations of such Global Clinical Trial in the Retained Territory. The Parties will [***]. Notwithstanding the foregoing, the Parties agree that Licensor may select a Clinical Research Organization (CRO) at its sole discretion to conduct such Global Clinical Trial in the Retained Territory, provided that, the CRO selected by the Licensor shall comply with the Licensee’s management plan of Global Clinical Trial over its CRO globally.”

(d)	The following paragraph shall be inserted into Section 4.3 of the Agreement:

Confidential

“(e) Trials of GB261 for Autoimmune Disease. Notwithstanding any other provision to the contrary herein, the Licensee shall have the right and shall use the Commercially Reasonable Efforts to conduct investigator-initiated trial(s) (the “IITs”) and Phase I Clinical Trial(s) (the “Retained Territory Phase 1 Clinical Trial” and, together with the IITs, the “Trials”) (for clarity, the Parties hereby acknowledge that such Trials shall not be deemed as the Global Clinical Trials) of a Licensed Product in the Retained Territory for the indication of autoimmune and inflammatory diseases (“Target Field”), subject to the following conditions and requirements:

(i)

Responsibilities. The Licensee shall be responsible for conducting the Trials according to the Global Development Plan [***]. The Licensee shall provide the JSC with periodic updates in reasonably sufficient details, in such frequency as approved by the JSC detailing its Development activities related to the Trials in advance of each regularly scheduled JSC meeting. The Licensee shall notify the Licensor promptly upon becoming aware of any information that would reasonably be expected to be material to the Development of, and obtaining the Regulatory Approvals for, the Licensed Product in the Retained Territory, and shall obtain Licensor’s prior written approval if any such activities or the data resulting therefrom will, or would reasonably be anticipated to result in, any submission to or inquiry or inspection from any Regulatory Authority of the Retained Territory, or would otherwise result in any material impact on the Exploitation of the Licensed Antibody or Licensed Product in the Retained Territory.

(ii)

Manufacture of Licensed Product. The Licensee shall appoint [***] as the contract development and manufacturing organization (the “CDMO”) to manufacture the clinical samples for the Retained Territory Phase 1 Clinical Trials. Candid agrees that it will not engage [***]or other CDMOs to manufacture and supply any Licensed Antibody or Licensed Product for the Retained Territory Phase 1 Clinical Trials, unless otherwise approved in writing by Licensor. Notwithstanding the foregoing, the Parties hereby agree that, the Licensee may engage a CDMO at its sole discretion to manufacture and supply any Licensed Antibody or Licensed Product for use in the IITs, provided that, all data and documents generated from such IITs and the engaged CDMO shall be shared with the Licensor as soon as practicable. For clarity, the clinical samples used for the Retained Territory Phase 1 Clinical Trial from which data may be submitted to the Regulatory Authority in the Retained Territory shall be manufactured by [***].

(iii)

Regulatory Affairs. The Licensee shall be responsible for, [***], preparing all the regulatory documentation for the Trials required by the competent Regulatory Authorities in the Retained Territory. The Licensor shall be responsible for filing the applications for the Trials to the competent Regulatory Authorities in the Retained Territory and the Licensee shall, upon the reasonable request of the Licensor, use Commercially Reasonable Efforts to provide necessary assistance to the Licensor relating to filing submissions to Regulatory Authorities. In the Retained Territory, the Licensee and the Licensor shall be registered as the co-sponsor for the Trials and shall duly perform their duties and obligations in accordance with Applicable Laws and this Agreement.

Confidential

(iv)

Development Records, Data, and Reports. The Licensee shall maintain books and records pertaining to its Development activities related to the Trials in good scientific manner, which should be appropriate for patent and regulatory purposes. After the completion of and during the Trials, the Licensee shall share all related documents and data with the Licensor as soon as practicable. For clarity, either Party shall have the right to use the data generated from any Trials to the extent that: (i) the Licensee shall only use the data generated from the Trials for the Development, manufacturing, and commercialization of the Licensed Product within the Territory; and (ii) the Licensor shall only use the data generated from the Trials for the Development, manufacturing, and commercialization of the Licensed Product within the Retained Territory.

(v)

Protocol Design. The Licensee shall have the sole right and responsibility for development of the protocol, study design and standard operating procedures for the Trial (the “Trial Protocol”). The Licensee shall keep the Licensor reasonably informed of the progress of the Trial Protocol design and shall provide the Licensor with a draft of the Trial Protocol prior to its finalization. The Licensor shall have the opportunity to review and comment on the Trial Protocol, and Licensee shall consider Licensor’s reasonable comments in good faith. Notwithstanding the foregoing, the Licensee shall have the right to proceed with the finalization and implementation of the Trial Protocol without awaiting the Licensor’s feedback, provided that the Licensee has made a good-faith effort to incorporate the Licensor’s reasonable advice and comments, to the extent applicable.

(vi)

Trial Site. The Licensee shall have the sole right and responsibility over selection of the site(s) for the Trials (the “Trial Sites”), provided that the Licensee has made a good-faith effort to consider the Licensor’s reasonable advice and comments, to the extent applicable. The site agreement for the Trial (the “Site Agreement”) shall be executed by or on behalf of (e.g. by a contract research organization appointed by Licensee) the Licensee or its Affiliate. The Licensee shall keep the Licensor reasonably informed of the progress of the negotiation and execution of Site Agreements and shall provide the Licensor with a copy of the executed Site Agreements.

(vii)

Pharmacovigilance. The Parties agree that the Safety Data Exchange Agreement shall apply to the pharmacovigilance and safety data exchange procedures in relation to the Trials, and the Parties shall perform their respective rights and obligations in accordance with the provisions set forth under the Agreement.

Confidential

(viii)

Future Clinical Trial. Notwithstanding any other provision to the contrary herein, the Licensor shall have the right to conduct the Phase II Clinical Trial. (the “Future Clinical Trial”) of a Licensed Product in the Retained Territory in the Target Field (for clarity, the Parties hereby acknowledge that such Future Clinical Trial shall not be deemed as the Global Clinical Trials). If the Licensor desires to conduct the Future Clinical Trial, the Licensor shall provide reasonable advance notice to the Licensee and the Licensee shall have the right to elect to participate in such Future Clinical Trial by providing written notice of such election to the Licensor within [***] of receipt of such notice from the Licensor. If the Licensee elects not to participate in such Future Clinical Trial, or does not notify the Licensor of its election to participate in such Future Clinical Trial within such [***], the Licensee shall reasonably cooperate with the Licensor, [***], to assist the Licensor in independently conducting such Future Clinical Trial as a sole sponsor. Such cooperation shall be limited to reasonable and necessary activities in furtherance thereof, including but not limited to signing the necessary documentation (such as authorization letters) as required by the Regulatory Authorities and the Trial Sites and assisting in communications with the Regulatory Authorities and the Trial Sites, to the extent applicable. If the Licensee elects to participate in such Future Clinical Trial, the Licensee shall enter into a good faith discussion with the Licensor and reaches an agreement with the Licensor on the relevant arrangements and details before initiating such Future Clinical Trial.

2.3	Amendment to Article 6 of the Agreement

(a)	The following paragraph shall be added after the table in Section 6.2(a) of the Agreement:

“For the avoidance of doubt, with respect to the [***] Development Milestone Event [***] shall be deemed to satisfy the requirements for achieving such Development Milestone Event. The Parties acknowledge and agree that [***]shall trigger the payment of applicable milestone payment corresponding to the [***] Development Milestone Event.”

(b)	The first Regulatory Milestone Event on the table of Section 6.2(b) (as shown immediately below)

[***]	[***]

shall be deleted and replaced with following:

[***]	[***]
[***]	[***]

2.4	Amendment to Article 9 of the Agreement

(a)	The following paragraph shall be inserted into Section 9.2 of the Agreement:

“(g) The Licensee shall obtain all approvals (including HGRAC Approvals), consents, permits and licenses and complete all necessary security assessments or data protection impact assessments to allow its access to all Know-How pursuant to this Agreement, and the Licensor shall, upon the reasonable request of the Licensee, use Commercially

Confidential

Reasonable Efforts to provide necessary assistance to the Licensee relating to applying for such approvals, permits and licenses. For clarity, the “HGRAC Approval” means any and all necessary record filings with, notification to, and approvals, licenses or permits issued by, the National Health Commission of China or any other Governmental Authority in China required for any activities involving the collection, retention, use and outbound transfer of biological materials from human subjects enrolled in Clinical Trials in China and data sharing (including Clinical Trial data) under this Agreement.”

2.5	Amendment to Article 14 of the Agreement

(a)	The address for notices in Section 14.7 for Licensee shall be amended as follows:

“If to Licensee, notices must be addressed to:

[***]

With a copy to:

[***]

SECTION 3 MISCELLANEOUS

3.1	Effect of Amendment

This Amendment does not supersede, eliminate or change any part of the Agreement except as specifically stated herein. All other rights and obligations of the Agreement shall remain intact. Except as set forth in this Amendment, the Agreement shall continue in full force and effect. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them under the Agreement.

3.2	Entire Agreement

This Amendment, together with the Agreement, constitutes the entire agreement between the Parties and supersedes any prior oral or written communications. There are no understandings, agreements, representations or warranties, express or implied, with respect to the subject matter hereof except as expressly set forth in this Amendment and the Agreement. No waiver, consent, modification or change of the terms of this Amendment shall bind either Party unless in writing and signed by both Parties by their duly authorized representatives.

3.3	Counterparts

This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute a single agreement. This Agreement may be executed by exchange between the Parties of electronically transmitted signatures (via facsimile, PDF format via e-mail or other electronic means) and such signatures shall be treated as legal, valid, and enforceable, and deemed to bind each Party as if they were original signatures.

Confidential

3.4	Effectiveness

This Amendment shall, after being duly executed by the Parties, come into effect and be binding upon the Parties since the Amendment Effective Date.

[Remainder of page intentionally left blank]

Confidential

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered as of the Amendment Effective Date.

GENOR BIOPHARMA CO LTD.

By:	/s/ Feng Guo
Name:	Feng Guo
Title:	CEO

[CANDID THERAPEUTICS, INC.]

By:	/s/ Ken Song
Name:	Ken Song
Title:	CEO